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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Soliciting Material under §240.14a-12

Antero Resources Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ANTERO RESOURCES CORPORATION
1615 Wynkoop Street
Denver, Colorado 80202

April 26, 2017

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Antero Resources Corporation:

        Notice is hereby given that the 2017 Annual Meeting of Stockholders of Antero Resources Corporation will be held on Wednesday, June 21, 2017 at 9:00 AM Mountain Time, at 1615 Wynkoop Street, Denver, CO 80202. The Annual Meeting is being held for the following purposes:

          1.     To elect the three Class I members of Antero Resources Corporation's Board of Directors named in this Proxy Statement to serve until the Company's 2020 annual meeting of stockholders;

          2.     To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2017;

          3.     To approve, on an advisory basis, the compensation of the Company's named executive officers; and

          4.     To transact other such business as may properly come before the meeting and any adjournment or postponement thereof.

        These proposals are described in the accompanying proxy materials. You will be able to vote at the Annual Meeting only if you were a stockholder of record at the close of business on April 24, 2017, the record date for the meeting.

        Pursuant to rules adopted by the Securities and Exchange Commission, we have elected to provide access to our proxy solicitation materials primarily via the internet, rather than mailing paper copies of these materials to each stockholder. Beginning on May 12, 2017, we will mail to each stockholder a Notice of Internet Availability of Proxy Materials with instructions on how to access the proxy materials, vote, or request paper copies.

By Order of the Board of Directors

Glen C. Warren, Jr. President, Chief Financial Officer and Secretary

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 21, 2017

This Notice of Annual Meeting and Proxy Statement and the Form 10-K are available on our website free of charge at www.anteroresources.com in the "SEC Filings" subsection of the "Investor Relations" section.

 YOUR VOTE IS IMPORTANT

        Your vote is important. We urge you to review the accompanying Proxy Statement carefully and to submit your proxy as soon as possible so that your shares will be represented at the meeting.

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ANTERO RESOURCES CORPORATION
1615 Wynkoop Street
Denver, Colorado 80202
PROXY STATEMENT

2017 ANNUAL MEETING OF STOCKHOLDERS

        This Proxy Statement is being furnished to you in connection with the solicitation of proxies by the Board of Directors (the "Board") of Antero Resources Corporation for use at the Antero Resources Corporation 2017 annual meeting of stockholders (the "Annual Meeting"). In this Proxy Statement, references to "Antero Resources," the "Company," "we," "us," "our" and similar expressions refer to Antero Resources Corporation, unless the context of a particular reference provides otherwise. The Board requests your proxy for the Annual Meeting that will be held on Wednesday, June 21, 2017 at 9:00 AM Mountain Time, at 1615 Wynkoop Street, Denver, CO 80202. By granting a proxy, you authorize the persons named in the proxy to represent you and vote your shares at the Annual Meeting or any adjournment or postponement thereof.

        If you attend the Annual Meeting, you may vote in person. If you are not present at the Annual Meeting, your shares may be voted only by a person to whom you have given a proper proxy.

        Without your instruction as to how to vote, brokers are not permitted to vote your shares for discretionary matters, which include the election of directors and the advisory vote on compensation of named executive officers. Please return your proxy card so that your vote can be counted.

 DELIVERY OF PROXY MATERIALS

        Mailing Date.    The Notice of Internet Availability of Proxy Materials (the "Notice of Availability") is first being sent to stockholders beginning on May 12, 2017.

        Stockholders Sharing an Address.    Each registered stockholder (meaning you own shares in your own name on the books of our transfer agent, American Stock Transfer and Trust Company LLC) will receive one Notice of Availability per account, regardless of whether you have the same address as another registered stockholder.

        If your shares are held in "street name" (that is, in the name of a bank, broker or other holder of record), applicable rules permit brokerage firms and the Company, under certain circumstances, to send one Notice of Availability to multiple stockholders who share the same address. This practice is known as "householding." Householding saves printing and postage costs by reducing duplicate mailings. If you hold your shares through a broker, you may have consented to reducing the number of copies of materials delivered to your address. In the event that you wish to revoke a "householding" consent you previously provided to a broker, you must contact that broker to revoke your consent. If your household is receiving multiple copies of the Notice of Availability and you wish to request delivery of a single copy, you should contact your broker directly.

        Internet Availability of Proxy Materials.    This Notice of 2017 Annual Meeting of Stockholders and Proxy Statement, along with the Company's Annual Report on Form 10-K for the year ended December 31, 2016 filed with the Securities and Exchange Commission (the "SEC") on February 28, 2017 (the "Form 10-K") and the Company's 2016 Annual Report to Stockholders, are available free of charge at www.anteroresources.com in the "SEC Filings" subsection under the "Investor Relations" section.

 QUORUM AND VOTING

        Voting Stock.    The Company's common stock, par value $0.001 per share, is the only outstanding class of the Company's securities that entitles holders to vote generally at meetings of the Company's stockholders. Each share of common stock outstanding on the record date entitles the holder to one vote at the Annual Meeting.

        Record Date.    The record date for stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on April 24, 2017. As of the record date, 315,447,671 shares of common stock were outstanding and entitled to be voted at the Annual Meeting.

        Quorum.    A quorum of stockholders is necessary to have a valid meeting of stockholders. The presence, in person or by proxy, of the holders of a majority of the votes eligible to be cast at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. If a quorum is not present, the chairman has the power to adjourn the Annual Meeting from time to time, without notice other than an announcement at the Annual Meeting, until a quorum is present. At any annual meeting reconvened following an adjournment at which a quorum is present, any business may be transacted that might have been transacted at the annual meeting as originally noticed.

        Stockholder List.    In accordance with the Delaware General Corporation Law, the Company will maintain at its corporate offices in Denver, Colorado a list of the stockholders entitled to vote at the Annual Meeting. The list will be open to the examination of any stockholder, for purposes germane to the Annual Meeting, during ordinary business hours for ten days before the Annual Meeting.

        Vote Required.    Only stockholders of record at the close of business on April 24, 2017 have the right to vote at the Annual Meeting. The proposals at the Annual Meeting will require the following votes:

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  Directors will be elected by a plurality of all votes cast. You may vote "FOR ALL NOMINEES," "WITHHOLD AUTHORITY FOR ALL NOMINEES" or "FOR ALL EXCEPT" for the director nominees.

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  Ratification of the selection of the Company's independent registered public accounting firm will require the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this matter. You may vote "FOR," "AGAINST" or "ABSTAIN" on the proposal to ratify the selection of the Company's independent registered public accounting firm.

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  Approval, on an advisory basis, of the compensation of the Company's named executive officers will require the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this matter. You may vote "FOR," "AGAINST" or "ABSTAIN" on the proposal to approve, on an advisory basis, the compensation of the Company's named executive officers.

        An automated system that Broadridge Investor Communications Services administers will tabulate the votes.

        Brokers who hold shares in street name for customers are required to vote shares in accordance with instructions received from the beneficial owners. The New York Stock Exchange's (the "NYSE") Rule 452 restricts when brokers who are record holders of shares may exercise discretionary authority to vote those shares in the absence of instructions from beneficial owners. Brokers are permitted to vote on discretionary items if they have not received instructions from the beneficial owners, but they are not permitted to vote on non-discretionary items absent instructions from the beneficial owner (resulting in a "broker non-vote"). With respect to the Annual Meeting, brokers have discretionary authority to vote on the proposal related to the ratification of the selection of the Company's independent registered public accounting firm. However, brokers do not have discretionary authority in the absence of timely instructions from their customers to vote on any of the other matters that will be considered at the Annual Meeting.

        Abstentions and broker non-votes will be included for purposes of determining whether a quorum is present at the Annual Meeting. For the purposes of the election of directors, both abstentions and broker non-votes will not have any effect on the outcome of voting. For the purposes of the ratification of the selection of the Company's independent registered public accounting firm, which is a discretionary item under NYSE Rule 452, brokers are permitted to vote absent instructions from the beneficial owner, and abstentions will have the same effect as a vote against the proposal. For the purposes of the approval, on an advisory basis, of the compensation of the Company's named executive officers, broker non-votes will not have any effect on the outcome of voting, and abstentions will have the same effect as a vote against the proposal.

        Default Voting.    A proxy that is properly completed and returned will be voted at the Annual Meeting in accordance with the instructions on the proxy. If you properly complete and return a proxy, but do not indicate any contrary voting instructions, your shares will be voted in accordance with the Board's recommendations, which are as follows:

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  FOR the election of the three persons named in this Proxy Statement as the Board's nominees for election as Class I directors;

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  FOR the ratification of the selection of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2017; and

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  FOR the approval, on an advisory basis, of the compensation of the Company's named executive officers.

        If any other business properly comes before the stockholders for a vote at the Annual Meeting, your shares will be voted at the discretion of the holders of the proxy. The Board knows of no matters, other than those previously stated herein, to be presented for consideration at the Annual Meeting.

        Voting Procedures.    If you are a registered stockholder, you may vote your shares or submit a proxy to have your shares voted by one of the following methods:

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  By Internet.  You may submit a proxy electronically via the Internet, using the website listed on the Notice of Availability. Please have this card in hand when you log onto the website. Internet voting facilities will close and no longer be available on the date and time specified on the Notice of Availability.

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  By Telephone.  You may submit a proxy by telephone using the toll-free number listed on the Notice of Availability. Please have this card in hand when you call. Telephone voting facilities will close and no longer be available on the date and time specified on the Notice of Availability.

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  By Mail.  You may request a hard copy proxy card by following the instructions on the Notice of Availability and then submitting a proxy by signing, dating and returning your proxy card in the provided pre-addressed envelope.

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  In Person.  You may vote in person at the Annual Meeting of Stockholders by completing a ballot; however, attending the meeting without completing a ballot will not count as a vote.

        If your shares are held in street name, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Internet and/or telephone voting will also be offered to stockholders owning shares through most banks and brokers.

        Revoking Your Proxy.    You may revoke your proxy in writing at any time before it is exercised at the Annual Meeting by: (i)  delivering to the Secretary of the Company a written notice of the revocation; (ii) signing, dating and delivering to the Secretary of the Company a proxy with a later date; or (iii) attending the Annual Meeting and voting your shares in person. Your attendance at the Annual Meeting will not revoke your proxy unless you give written notice of revocation to the Secretary of the Company before your proxy is exercised or unless you vote your shares in person at the Annual Meeting before your proxy is exercised.

        Solicitation Expenses.    We will bear all costs incurred in the solicitation of proxies, including the preparation, printing and mailing of the Notice of Annual Meeting and Proxy Statement and the related materials. In addition to solicitation by mail, our directors, officers and employees may solicit proxies personally or by telephone, e-mail, facsimile or other means, without additional compensation.

        Copies of the Annual Report.    Upon written request, we will provide any stockholder, without charge, a copy of the Form 10-K, but without exhibits. Stockholders should direct requests to Antero Resources Corporation, 1615 Wynkoop Street, Denver, Colorado 80202. Our Form 10-K and the exhibits filed with it are available on our website, www.anteroresources.com in the "SEC Filings" subsection in the "Investor Relations" section. These materials do not constitute a part of the proxy solicitation material.

 ITEM ONE: ELECTION OF DIRECTORS

        The Company has classified its Board into three classes. Directors in each class are elected to serve for three-year terms and until either they are re-elected or their successors are elected and qualified or until their earlier resignation or removal. Each year, the directors of one class stand for re-election as their terms of office expire. Based on recommendations from its Nominating & Governance Committee, the Board has nominated the following individuals for election as Class I directors of the Company with their terms to expire at the Company's 2020 annual meeting of stockholders or until their earlier resignation or removal:

Paul M. Rady
Glen C. Warren, Jr.
James R. Levy

        Messrs. Rady, Warren and Levy currently serve as Class I directors of the Company. Their biographical information is contained in "Directors and Executive Officers" below.

        The Board has no reason to believe that any of its nominees will be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, either the number of the Company's directors will be reduced or the persons acting under your proxy will vote for the election of a substitute nominee that the Board nominates.

        THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

DIRECTORS AND EXECUTIVE OFFICERS

        The table below sets forth certain information, as of the date of this Proxy Statement, regarding the Company's directors and executive officers:

Name	Age	Position
Paul M. Rady	63	Chief Executive Officer, Chairman of the Board and Class I Director Nominee
Glen C. Warren, Jr.	61	President, Chief Financial Officer, Secretary and Class I Director Nominee
James R. Levy	41	Class I Director Nominee
Peter R. Kagan	49	Class II Director
W. Howard Keenan, Jr.	66	Class II Director
Richard W. Connor	67	Class III Director
Robert J. Clark	72	Class III Director
Benjamin A. Hardesty	67	Class III Director
Alvyn A. Schopp	58	Chief Administrative Officer, Regional Senior Vice President and Treasurer
Kevin J. Kilstrom	62	Senior Vice President—Production
Ward D. McNeilly	66	Senior Vice President—Reserves, Planning and Midstream
Michael N. Kennedy	42	Senior Vice President—Finance

        Set forth below is the background, business experience, attributes, qualifications and skills of the Company's executive officers, directors and director nominees. Executive officers serve at the discretion of the Board.

        Paul M. Rady has served as Chief Executive Officer and Chairman of the Board since May 2004. Mr. Rady also served as Chief Executive Officer and Chairman of the Board of Directors of the Company's predecessor, Antero Resources Corporation, from its founding in 2002 until its sale to XTO Energy, Inc. in April 2005. Mr. Rady also serves as Chairman of the Board of Directors of the general partner of Antero Midstream Partners LP. Prior to Antero Resources Corporation, Mr. Rady served as President, CEO and Chairman of Pennaco Energy from 1998 until its sale to Marathon in early 2001. Prior to Pennaco, Mr. Rady was with Barrett Resources from 1990 until 1998 where he initially was recruited as Chief Geologist in 1990, then served as Exploration Manager, EVP Exploration, President, COO and Director and ultimately CEO. Mr. Rady began his career with Amoco where he served 10 years as a geologist focused on the Rockies and Mid-Continent. Mr. Rady holds a B.A. in Geology from Western State College of Colorado and M.Sc. in Geology from Western Washington University.

        Mr. Rady's significant experience as a chief executive of oil and gas companies, together with his training as a geologist and broad industry knowledge, enable Mr. Rady to provide the Board with executive counsel on a full range of business, strategic and professional matters.

        Glen C. Warren, Jr. has served as President, Chief Financial Officer and Secretary and as a director since May 2004. Mr. Warren also served as President, Chief Financial Officer and Secretary and as a director of the Company's predecessor, Antero Resources Corporation, from its founding in 2002 until its sale to XTO Energy, Inc. in April 2005. Mr. Warren also serves on the Board of Directors of the general partner of Antero Midstream Partners LP. Prior to Antero Resources Corporation, Mr. Warren served as EVP, CFO and Director of Pennaco Energy from 1998 until its sale to Marathon in early 2001. Mr. Warren spent 10 years as a natural resources investment banker focused on equity and debt financing and M&A advisory with Lehman Brothers, Dillon Read & Co. Inc. and Kidder, Peabody & Co. Mr. Warren began his career as a landman in the Gulf Coast region with Amoco, where he spent six years. Mr. Warren holds a B.A. from the University of Mississippi, a J.D. from the

University of Mississippi School of Law and an M.B.A. from the Anderson School of Management at U.C.L.A.

        Mr. Warren's significant experience as a chief financial officer of oil and gas companies, together with his experience as an investment banker and broad industry knowledge, enable Mr. Warren to provide the Board with executive counsel on a full range of business, strategic, financial and professional matters.

        James R. Levy has served as a director since the Company's initial public offering in October 2013 and is currently a member of the Company's Compensation Committee. Mr. Levy joined Warburg Pincus in 2006 and focuses on investments in the energy industry. Mr. Levy is a Partner of Warburg Pincus & Co. and a Managing Director of Warburg Pincus LLC. Prior to joining Warburg Pincus, Mr. Levy worked as a private equity investor at Kohlberg & Company and in M&A advisory at Wasserstein Perella & Co. Mr. Levy currently serves on the board of directors of Laredo Petroleum as well as the board of directors of several private companies. In addition, he is a trustee of Prep for Prep. Mr. Levy received a Bachelor of Arts degree from Yale University.

        Mr. Levy has significant experience with energy companies and investments and broad knowledge of the oil and gas industry. The Company believes his background and skill set make Mr. Levy well-suited to serve as a member of the Board.

        Peter R. Kagan has served as a director since 2004 and is currently the Lead Director and a member of the Nominating & Governance Committee. Mr. Kagan has been with Warburg Pincus since 1997 where he leads the firm's investment activities in energy and natural resources. He is a Partner of Warburg Pincus & Co. and a Managing Director of Warburg Pincus LLC. He is also a member of Warburg Pincus LLC's Executive Management Group. Mr. Kagan received a B.A. degree cum laude from Harvard College and J.D. and M.B.A. degrees with honors from the University of Chicago. Prior to joining Warburg Pincus, he worked in investment banking at Salomon Brothers in both New York and Hong Kong. Mr. Kagan currently also serves on the boards of directors of the following public companies: Laredo Petroleum, MEG Energy Corp. and Targa Resources Corp., as well as the boards of several private companies. Mr. Kagan also serves on the Board of Directors of the general partner of Antero Midstream Partners LP. In addition, he is a director of Resources for the Future and a trustee of Milton Academy.

        Mr. Kagan has significant experience with energy companies and investments and broad knowledge of the oil and gas industry. The Company believes his background and skill set make Mr. Kagan well-suited to serve as a member of the Board.

        W. Howard Keenan, Jr. has served as a director since 2004 and is currently a member of the Nominating & Governance Committee. Mr. Keenan has over 40 years of experience in the financial and energy businesses. Since 1997, he has been a Member of Yorktown Partners LLC, a private investment manager focused on the energy industry. From 1975 to 1997, he was in the Corporate Finance Department of Dillon, Read & Co. Inc. and active in the private equity and energy areas, including the founding of the first Yorktown Partners fund in 1991. He is serving or has served in the last five years as a director of the following public companies: Concho Resources; Geomet Inc.; and Ramaco Resources, as well as multiple Yorktown Partners portfolio companies. Mr. Keenan also serves on the Board of Directors of the general partner of Antero Midstream Partners LP. Mr. Keenan holds a B.A. degree cum laude from Harvard College and an M.B.A. degree from Harvard University.

        Mr. Keenan has significant experience with energy companies and investments and broad knowledge of the oil and gas industry. The Company believes his background and skill set make Mr. Keenan well-suited to serve as a member of the Board.

        Richard W. Connor has served as a director since September 1, 2013 and is currently chairman of the Audit Committee and a member of the Nominating & Governance Committee. Prior to his

retirement in September 2009, Mr. Connor was an audit partner with KPMG LLP, or KPMG, where he principally served publicly traded clients in the energy, mining, telecommunications, and media industries for 38 years. Mr. Connor was elected to the partnership in 1980 and was appointed to KPMG's SEC Reviewing Partners Committee in 1987 where he served until his retirement. From 1996 to September 2008, he served as the Managing Partner of KPMG's Denver office. Mr. Connor earned his B.S. degree in accounting from the University of Colorado. Mr. Connor is a member of the board of directors of Zayo Group LLC and Zayo Group Holdings, Inc. (NYSE: ZAYO), each of which is a provider of bandwidth infrastructure and colocation services. Mr. Connor is also a director of Centerra Gold, Inc. (TSX: CG.T), a Toronto-based gold mining company listed on the Toronto Stock Exchange. Mr. Connor also serves on the Board of Directors and as chairman of the audit committee of the general partner of Antero Midstream Partners LP.

        Mr. Connor has experience in technical accounting and auditing matters, knowledge of SEC filing requirements and experience with a variety of energy clients. The Company believes his background and skill set make Mr. Connor well-suited to serve as a member of the Board and as Chairman of the Audit Committee.

        Robert J. Clark has served as a director since the Company's initial public offering in October 2013 and is currently chairman of the Compensation Committee and a member of the Audit Committee and the Nominating & Governance Committee. Mr. Clark has been Chairman and Chief Executive Officer of 3 Bear Energy, LLC, a midstream energy company with operations in the Rocky Mountains, since its formation in March 2013. Prior to the formation of 3 Bear Energy LLC, Mr. Clark formed, operated and subsequently sold Bear Tracker Energy in February 2013 (to Summit Midstream Partners, LP), a portion of Bear Cub Energy in April 2007 (to Regency Energy Partners, L.P.) and the remaining portion in December 2008 (to GeoPetro Resources Company) and Bear Paw Energy in 2001 (to ONEOK Partners, L.P., formerly Northern Border Partners, L.P.). Mr. Clark received his Bachelor of Science degree from Bradley University and his Master's Degree in Business Administration from Northern Illinois University. Mr. Clark is a member of the board of trustees of Bradley University and serves on the boards of trustees for both the Children's Hospital Colorado Foundation and Judi's House, a Denver charity for grieving children and families.

        Mr. Clark has significant experience with energy companies, with over 45 years of experience in the industry. The Company believes his background and skill set make Mr. Clark well-suited to serve as a member of the Board.

        Benjamin A. Hardesty has served as a director since the Company's initial public offering in October 2013 and is currently chairman of the Nominating & Governance Committee, a member of the Compensation Committee and a member of the Audit Committee. Mr. Hardesty has been the owner of Alta Energy LLC, a consulting business focused on oil and natural gas in the Appalachian Basin and onshore United States, since May 2010. Mr. Hardesty is a member of the Board of Directors of KLX, Inc. (NASDAQ: KLXI). In May 2010, Mr. Hardesty retired as president of Dominion E&P, Inc., a subsidiary of Dominion Resources Inc. (NYSE: D) engaged in the exploration and production of natural gas in North America, a position he had held since September 2007. Mr. Hardesty joined Dominion in 1995 and served as president of Dominion Appalachian Development, Inc. until 2000 and general manager and vice president—Northeast Gas Basins until 2007. Mr. Hardesty was a member of the board of directors of Blue Dot Energy Services, LLC from 2011 until its recent sale to B/E Aerospace, Inc. From 1982 to 1995, Mr. Hardesty served successively as vice president, executive vice president and president of Stonewall Gas Company, and from 1978 to 1982, he served as vice president-operations of Development Drilling Corp. Mr. Hardesty received his Bachelor of Science degree from West Virginia University and his Master of Science—Management degree from The George Washington University. Mr. Hardesty served as an active duty officer in the U.S. Army Security Agency. Mr. Hardesty is a director emeritus and past president of the West Virginia Oil & Natural Gas Association and past president of the Independent Oil & Gas Association of West Virginia.

Additionally, Mr. Hardesty is a trustee and past chairman of the Nature Conservancy of West Virginia and a member of the board of directors of the West Virginia Chamber of Commerce. Mr. Hardesty serves as a member of the Visiting Committee of the Petroleum Natural Gas Engineering Department of the Statler College of Engineering and Mineral Resources at West Virginia University.

        Mr. Hardesty has significant experience in the oil and natural gas industry, including in the Company's areas of operation. The Company believes his background and skill set make Mr. Hardesty well-suited to serve as a member of the Board.

        Alvyn A. Schopp has served as Chief Administrative Officer, Regional Senior Vice President, and Treasurer since January 2016. Mr. Schopp served as Chief Administrative Officer, Regional Vice President, and Treasurer of the Company from September 2013 to January 2016. Mr. Schopp also served as Vice President of Accounting and Administration and Treasurer from January 2005 to September 2013, as Controller and Treasurer from 2003 to 2005 and as Vice President of Accounting and Administration and Treasurer of the Company's predecessor, Antero Resources Corporation, from January 2005 until its ultimate sale to XTO Energy, Inc. in April 2005. From 2002 to 2003, Mr. Schopp was an Executive Financial Consultant with Duke Energy Field Services. From 1993 to 2000, Mr. Schopp was CFO, Director and ultimately CEO of T-Netix. From 1980 to 1993, Mr. Schopp was with KPMG LLP, most recently as a Senior Manager focusing on the energy and mining industries. Mr. Schopp holds a B.B.A. from Drake University.

        Kevin J. Kilstrom has served as Senior Vice President of Production since January 2016. Mr. Kilstrom served as Vice President of Production of the Company from June 2007 to December 2015. Mr. Kilstrom was a Manager of Petroleum Engineering with AGL Energy of Sydney, Australia from 2006 to 2007. Prior to AGL, Mr. Kilstrom was with Marathon Oil as an Engineering Consultant and Asset Manager from 2003 to 2006 and as a Business Unit Manager for Marathon's Powder River coal bed methane assets from 2001 to 2003. Mr. Kilstrom also served as a member of the board of directors of three Marathon subsidiaries from October 2003 through May 2005. Mr. Kilstrom was an Operations Manager and reserve engineer at Pennaco Energy from 1999 to 2001. Mr. Kilstrom was at Amoco for more than 22 years prior to 1999. Mr. Kilstrom holds a B.S. in Engineering from Iowa State University and an M.B.A. from DePaul University.

        Ward D. McNeilly has served as Senior Vice President of Reserves, Planning & Midstream since January 2016. Mr. McNeilly previously served as Vice President of Reserves, Planning & Midstream, and has been with the Company since October 2010. Mr. McNeilly has 37 years of experience in oil and gas asset management, operations, and reservoir management. From 2007 to October 2010, Mr. McNeilly was BHP Billiton's Gulf of Mexico Operations Manager. From 1996 through 2007, Mr. McNeilly served in various North Sea and Gulf of Mexico Deepwater operations and asset management positions with Amoco and then BP. Mr. McNeilly served in a number of different domestic and international positions with Amoco from 1979 to 1996. Mr. McNeilly holds a B.S. in Geological Engineering from the Mackay School of Mines at the University of Nevada.

        Michael N. Kennedy has served as Senior Vice President of Finance since January 2016. Mr. Kennedy served as Vice President of Finance of the Company from August 2013 to December 2015. Mr. Kennedy was Executive Vice President and Chief Financial Officer of Forest Oil Corporation from 2009 to 2013. From 2001 until 2009, Mr. Kennedy held various financial positions of increasing responsibility within Forest. From 1996 to 2001, Mr. Kennedy was an auditor with Arthur Andersen LLP focusing on the Natural Resources industry. Mr. Kennedy holds a B.S. in Accounting from the University of Colorado at Boulder.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

        The Board believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duty to stockholders. The Company's Corporate Governance Guidelines include provisions concerning the following:

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  size of the Board;

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  qualifications, independence, responsibilities, tenure and compensation of directors;

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  service on other boards;

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  director resignation process;

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  role of Chairman of the Board;

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  meetings of the Board and meetings of independent directors;

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  interaction of the Board with external constituencies;

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  performance review of the Board and director orientation and continuing education;

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  attendance at meetings of the Board and the Annual Meeting;

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  stockholder communications with directors;

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  committee functions, committee charters and independence of committee members;

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  director access to independent advisors and management; and

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  management evaluation and succession planning.

        The Company's Corporate Governance Guidelines are available at the Company's website at www.anteroresources.com in the "Corporate Governance" subsection in the "Investor Relations" section. The Company's Corporate Governance Guidelines are reviewed periodically and as necessary by the Company's Nominating & Governance Committee, and any proposed additions to or amendments of the Corporate Governance Guidelines will be presented to the Board for its approval.

Director Independence

        Rather than adopting categorical standards, the Board assesses director independence on a case-by-case basis, in each case consistent with applicable legal requirements and the listing standards of the NYSE. After reviewing all relationships each director has with the Company, including the nature and extent of any business relationships between the Company and each director, as well as any significant charitable contributions the Company makes to organizations where its directors serve as board members or executive officers, the Board has affirmatively determined that the following directors have no material relationships with the Company and are independent as defined by the current listing standards of the NYSE: Messrs. Levy, Kagan, Keenan, Connor, Clark and Hardesty. Neither Mr. Rady, the Company's Chairman and Chief Executive Officer, nor Mr. Warren, the Company's President, Chief Financial Officer and Secretary, is considered by the Board to be an independent director because of his employment with the Company.

Board Leadership Structure

        The Board does not have a formal policy addressing whether or not the roles of Chairman and Chief Executive Officer should be separate or combined. The directors serving on the Board possess considerable professional and industry experience, significant experience as directors of both public and private companies and a unique knowledge of the challenges and opportunities that the Company faces.

As such, the Board believes that it is in the best position to evaluate the needs of the Company and to determine how best to organize the Company's leadership structure to meet those needs.

        At present, the Board has chosen to combine the positions of Chairman and Chief Executive Officer. While the Board believes it is important to retain the flexibility to determine whether the roles of Chairman and Chief Executive Officer should be separated or combined, the Board believes that the current Chief Executive Officer is the individual with the necessary experience, commitment and support of the other members of the Board to effectively carry out the role of Chairman.

        The Board believes this structure promotes better alignment of strategic development and execution, more effective implementation of strategic initiatives and clearer accountability for the Company's success or failure. Moreover, the Board believes that combining the Chairman and Chief Executive Officer positions does not impede independent oversight of the Company. Six of the eight members of the Board are independent under NYSE rules.

Executive Sessions; Election of Lead Director

        To facilitate candid discussion among the Company's directors, the non-management directors meet in regularly scheduled executive sessions.

        Pursuant to the Corporate Governance Guidelines, the Board, based on the recommendation of the Nominating & Governance Committee, is permitted to choose a director to preside at executive sessions of independent directors (the "Lead Director"). The Board elected Mr. Kagan, an independent director, to serve as the Lead Director. In this capacity Mr. Kagan provides, in conjunction with the Chairman, leadership and guidance to the Board. As the Lead Director, Mr. Kagan also (i) serves as chairman of executive sessions of the non-management directors and (ii) establishes the agenda for the meetings of the independent directors in executive sessions.

Majority Vote Director Resignation Policy

        Though the Company's bylaws provide for the election of directors by a plurality of votes cast, its Corporate Governance Guidelines require that a director tender his resignation if he fails to receive the required number of votes for reelection. If an incumbent director fails to receive the required vote for re-election, the Nominating & Governance Committee will act on an expedited basis to determine whether to accept the director's resignation and will submit its recommendation for prompt consideration by the Board. The Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding his resignation. The Nominating & Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director's resignation.

Board's Role in Risk Oversight

        In the normal course of its business, the Company is exposed to a variety of risks, including market risks relating to changes in commodity prices, interest rates, technical risks affecting the Company's resource base, political risks and credit and investment risk. The Board oversees the strategic direction of the Company, and in doing so considers the potential rewards and risks of the Company's business opportunities and challenges, and monitors the development and management of risks that impact the Company's strategic goals. The Audit Committee assists the Board in fulfilling its oversight responsibilities by monitoring the effectiveness of the Company's systems of financial reporting, auditing, internal controls and legal and regulatory compliance. The Nominating & Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, succession planning for our directors and executive officers and corporate governance. The Compensation

Committee assists the Board in fulfilling its oversight responsibilities by overseeing the Company's compensation policies and practices.

Attendance at Annual Meetings

        Pursuant to the Company's Corporate Governance Guidelines, directors are encouraged to attend the annual meetings of stockholders. At our 2016 annual meeting of stockholders, all of the serving members of our Board attended.

Interested Party Communications

        Stockholders and other interested parties may communicate by writing to: Antero Resources Corporation, 1615 Wynkoop Street, Denver, Colorado 80202. Stockholders may submit their communications to the Board, any committee of the Board or individual directors on a confidential or anonymous basis by sending the communication in a sealed envelope marked "Stockholder Communication with Directors" and clearly identify the intended recipient(s) of the communication.

        The Company's Chief Administrative Officer will review each communication and will forward the communication, as expeditiously as reasonably practicable, to the addressees if: (1) the communication complies with the requirements of any applicable policy adopted by the Board relating to the subject matter of the communication; and (2) the communication falls within the scope of matters generally considered by the Board. To the extent the subject matter of a communication relates to matters that have been delegated by the Board to a committee or to an executive officer of the Company, the Company's Chief Administrative Officer may forward the communication to the executive officer or chairman of the committee to which the matter has been delegated. The acceptance and forwarding of communications to the members of the Board or an executive officer does not imply or create any fiduciary duty of the Board members or executive officer to the person submitting the communications.

        Information may be submitted confidentially and anonymously, although the Company may be obligated by law to disclose the information or identity of the person providing the information in connection with government or private legal actions and in other circumstances. The Company's policy is not to take any adverse action, and not to tolerate any retaliation, against any person for asking questions or making good faith reports of possible violations of law, the Company's policies or its Corporate Code of Business Conduct and Ethics.

Available Governance Materials

        The following materials are available on the Company's website at www.anteroresources.com:

  •
  Charter of the Audit Committee of the Board;

  •
  Charter of the Compensation Committee of the Board;

  •
  Charter of the Nominating & Governance Committee of the Board;

  •
  Corporate Code of Business Conduct and Ethics;

  •
  Financial Code of Ethics; and

  •
  Corporate Governance Guidelines.

        Stockholders may obtain a copy, free of charge, of each of these documents by sending a written request to Antero Resources Corporation, 1615 Wynkoop Street, Denver, Colorado, 80202.

 MEETINGS AND COMMITTEES OF DIRECTORS

General

        The Board held seven meetings during the fiscal year ended December 31, 2016. The six outside directors (Messrs. Levy, Kagan, Keenan, Connor, Clark and Hardesty) held four executive sessions. No director attended fewer than 75% of the meetings of the Board and of the committees of the Board on which that director served, other than Mr. Clark, who attended 60% of the Audit Committee meetings.

        The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating & Governance Committee.

Audit Committee

        Rules implemented by the NYSE and SEC require the Company to have an audit committee comprised of at least three directors who meet the independence and experience standards established by the NYSE and the Exchange Act (including the heightened requirements applicable to audit committee members). Mr. Connor has served as chairman of the Audit Committee since September 1, 2013, and Messrs. Clark and Hardesty are also current members of the Audit Committee. As required by the rules of the SEC and listing standards of the NYSE, the Audit Committee consists solely of independent directors.

        SEC rules also require that a public company disclose whether or not its audit committee has an "audit committee financial expert" as a member. An "audit committee financial expert" is defined as a person who, based on his or her experience, possesses the attributes outlined in such rules. The Company's Board believes that Mr. Connor possesses substantial financial experience based on his extensive experience in technical accounting and auditing matters as a former audit partner of KPMG LLP. As a result of these qualifications, the Company believes Mr. Connor satisfies the definition of "audit committee financial expert."

        The Audit Committee oversees, reviews, acts on and reports on various auditing and accounting matters to the Company's Board, including: the selection of the Company's independent accountants, the scope of annual audits, fees to be paid to the independent accountants, the performance of the Company's independent accountants and the Company's accounting practices. In addition, the Audit Committee oversees the Company's compliance programs relating to legal and regulatory requirements. The Company has an Audit Committee Charter defining the committee's primary duties in a manner consistent with the rules of the SEC and NYSE, which is available on the Company's website at www.anteroresources.com in the "Corporate Governance" subsection in the "Investor Relations" section. The Audit Committee held five meetings during the fiscal year ended December 31, 2016.

Compensation Committee

        Rules implemented by the NYSE require the Company to have a compensation committee comprised of members that satisfy NYSE independence standards. The Company has established a compensation committee and it is composed entirely of directors that meet the NYSE's independence standards (including the heightened requirements applicable to compensation committee members).

        The Company's Compensation Committee establishes salaries, incentives and other forms of compensation for executive officers. The Compensation Committee also administers the Company's incentive compensation and benefit plans. The Company has a Compensation Committee Charter defining the committee's primary duties in a manner consistent with the rules of the SEC and NYSE, which is available on the Company's website at www.anteroresources.com in the "Corporate Governance" subsection in the "Investor Relations" section. Mr. Clark is the chairman of the Compensation Committee and Messrs. Hardesty and Levy are members of the Compensation

Committee. The Compensation Committee held five meetings during the fiscal year ended December 31, 2016.

        None of the Company's executive officers serve on the board of directors or compensation committee of a company that has an executive officer that serves on our Board or Compensation Committee. No member of the Company's Board is an executive officer of a company in which one of our executive officers serves as a member of the board of directors or compensation committee of that company.

Nominating & Governance Committee

        Rules implemented by the NYSE require the Company to have a nominating and governance committee composed entirely of independent directors. The Company has established a nominating and governance committee and it is composed entirely of independent directors.

        The Company's Nominating & Governance Committee identifies, evaluates and recommends qualified nominees to serve on the Company's Board, develops and oversees the Company's internal corporate governance processes and directs all matters relating to the succession of the Company's CEO. The Company has a Nominating & Governance Committee Charter defining the committee's primary duties in a manner consistent with the rules of the SEC and NYSE, which is available on the Company's website at www.anteroresources.com in the "Corporate Governance" subsection in the "Investor Relations" section. Mr. Hardesty is the chairman of the Nominating & Corporate Governance Committee and Messrs. Kagan, Connor, Keenan and Clark are members of the Nominating & Governance Committee. The Nominating & Governance Committee held four meetings during the fiscal year ended December 31, 2016.

        Prior to recommending to the Board that an existing director be nominated for election as a director at the annual meeting of stockholders, the Nominating & Governance Committee will consider and review the director's:

  •
  past Board and committee meeting attendance and performance;

  •
  length of Board service;

  •
  personal and professional integrity, including commitment to the Company's core values;

  •
  relevant experience, skills, qualifications and contributions that the existing director brings to the Board; and

  •
  independence under applicable standards.

        In the event that a vacancy on the Board arises, the Nominating & Governance Committee will seek and identify a qualified director nominee to be recommended to the Board for either appointment by the Board to serve the remainder of the term of the director position that is vacant or election at the next annual meeting of stockholders. To identify such a nominee, the Nominating & Governance Committee will solicit recommendations from existing directors and senior management. These recommendations are considered by the Nominating & Governance Committee along with any recommendations that have been received from stockholders as discussed below. The Nominating & Governance Committee may, in its discretion, retain a search firm to provide additional candidates. Prior to recommending to the Board that a person be elected to fill a vacancy on the Board, the Nominating & Governance Committee considers the entirety of each candidate's credentials. In particular, the Nominating & Governance Committee may consider, among other factors, the candidate's:

  •
  diversity;

  •
  relevant skills, qualifications and experience in the context of the needs of the Board;

  •
  independence under applicable standards;

  •
  business judgment;

  •
  service on boards of directors of other companies;

  •
  personal and professional integrity, including commitment to the Company's core values;

  •
  openness and ability to work as part of a team;

  •
  willingness to commit the required time to serve as a Board member;

  •
  industry or other specialized expertise; and

  •
  relevant business and financial experience.

        The Board does not have a formal policy on diversity; however, the Nominating & Governance Committee may consider diversity as one of a number of factors in reviewing a director candidate. It is expected that the Nominating & Governance Committee will view diversity broadly to include diversity of backgrounds, skills and viewpoint as well as traditional diversity concepts such as race or gender, considering the optimal enhancement of the current mix of talent and experience on, the Board.

        The Nominating & Governance Committee will treat recommendations for directors that are received from the Company's stockholders equally with recommendations received from any other source.

 ITEM TWO: RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board has selected KPMG LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2017. KPMG LLP has audited the Company's and its predecessor's financial statements since 2003. The Audit Committee annually evaluates the accounting firm's qualifications to continue to serve the Company. In evaluating the accounting firm, the Audit Committee considers the reputation of the firm and the local office, the industry experience of the engagement partner and the engagement team, and the experience of the engagement team with clients of similar size, scope and complexity as the Company. The Audit Committee is directly involved in the selection of the new engagement partner when rotation is required every five years in accordance with SEC rules. The audit of the Company's annual consolidated financial statements for the year ended December 31, 2016 was completed by KPMG LLP on February 28, 2017.

        The Board is submitting the selection of KPMG LLP for ratification at the Annual Meeting. The submission of this matter for ratification by stockholders is not legally required, but the Board and the Audit Committee believe the submission provides an opportunity for stockholders through their vote to communicate with the Board and the Audit Committee about an important aspect of corporate governance. If the stockholders do not ratify the selection of KPMG LLP, the Audit Committee will reconsider, but will not be required to rescind, the selection of that firm as the Company's independent registered public accounting firm. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

        The Audit Committee has the authority and responsibility to retain, evaluate and replace the Company's independent registered public accounting firm. The stockholders' ratification of the appointment of KPMG LLP does not limit the authority of the Audit Committee to change the Company's independent registered public accounting firm at any time.

        THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF KPMG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2017.

AUDIT MATTERS

        The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

Audit Committee Report

        Pursuant to its charter, the Audit Committee's principal functions include the duty to: (i) oversee the appointment, compensation, retention and oversight of the work of the independent auditors hired for the purpose of issuing an audit report or performing other audit, review or attest services for the Company; (ii) pre-approve audit or non-audit services proposed to be rendered by the Company's independent registered public accounting firm; (iii) annually review the qualifications and independence of the independent registered public accounting firm's engagement partner and other senior personnel that are providing services to the Company; (iv) review with management and the independent registered public accounting firm the Company's annual and quarterly financial statements, earnings press releases and financial information and earnings guidance provided to analysts and ratings agencies; (v) oversee the Company's internal audit function; (vi) ratify related party transactions as set forth in the Company's Related Persons Transactions Policy; (vii) review with management the Company's major financial risk exposures; (viii) assist the Board in monitoring compliance with legal and regulatory requirements; (ix) prepare the report of the Audit Committee for inclusion in the Company's proxy statement; and (x) annually review and reassess its performance and the adequacy of its charter.

        While the Audit Committee has the responsibilities and powers set forth in its charter, and the Company's management and the independent registered public accounting firm are accountable to the Audit Committee, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable laws, rules and regulations.

        In performing its oversight role, the Audit Committee has reviewed and discussed the Company's audited financial statements with the Company's management and independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees. The Audit Committee has received the written disclosures and the written statement from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence. The Audit Committee has also considered whether the provision of non-audit services by the independent registered public accounting firm to the Company is compatible with maintaining the independent registered public accounting firm's independence and has discussed with the independent registered public accounting firm its independence.

        Based on the reviews and discussions described in this Audit Committee Report, and subject to the limitations on the roles and responsibilities of the Audit Committee referred to herein and in its charter, the Audit Committee recommended to the Board that the Company's audited financial statements for the year ended December 31, 2016 be included in the Form 10-K, which was filed with the SEC on February 28, 2017. As recommended by the NYSE's corporate governance rules, the Audit Committee also considered whether, to assure continuing auditor independence, it would be advisable to regularly rotate the Company's independent registered public accounting firm. The Audit Committee has concluded that the current benefits to the Company from continued retention of KPMG LLP warrant retaining the accounting firm as the Company's independent registered public accounting firm for the year ending December 31, 2017. The Audit Committee will, however, continue to review this issue on an annual basis.

Members of the Audit Committee:
Richard W. Connor (Chairman) Robert J. Clark Benjamin A. Hardesty

Audit and Other Fees

        The table below sets forth the aggregate fees and expenses billed by KPMG LLP, the Company's independent registered public accounting firm, for the last two fiscal years to the Company (in thousands):

	For the Years Ended December 31
	2015	2016
Audit Fees(1)
Audit and Quarterly Reviews	$1,985	$1,807
Other Filings	715	715

Subtotal	2,700	2,522
Audit-Related Fees	—	—

Tax Fees	—	—

Total	$2,700	$2,522

(1)
Includes (a) the audit of the Company's annual consolidated financial statements included in its Annual Report on Form 10-K and internal controls over financial reporting in 2015 and 2016, review of the Company's quarterly financial statements included in its Quarterly Reports on Form 10-Q and review of the Company's other filings with the SEC, including comfort letters and consents and (b) the audit of the financial statements of Antero Midstream Partners LP.

        The charter of the Audit Committee and its pre-approval policy require that the Audit Committee review and pre-approve the Company's independent registered public accounting firm's fees for audit, audit-related, tax and other services. The Chairman of the Audit Committee has the authority to grant pre-approvals up to a certain limit, provided such approvals are within the pre-approval policy and are ratified by the Audit Committee at a subsequent meeting. For the year ended December 31, 2016, the Audit Committee approved 100% of the services described above.

 ITEM THREE: ADVISORY VOTE ON EXECUTIVE COMPENSATION

        Our compensation policies are designed with the intention of recruiting highly qualified and experienced individuals capable of contributing to the continued growth of our Company, in terms of net production, oil and gas reserves and enterprise value. To achieve these objectives, we provide what we believe is a competitive total compensation package to our Named Executive Officers through a combination of base salary, annual cash incentive payments, and long-term equity-based incentive awards. Consistent with our goal of promoting the growth of our Company, a significant portion of the total incentive compensation for each of our Named Executive Officers is directly related to our earnings and to other performance factors that measure our progress against the goals of our strategic financial and operating plans.

        Stockholders are urged to read the Compensation Discussion and Analysis section of this Proxy Statement, which discusses how our compensation design and practices reflect our compensation philosophy. The Compensation Committee and the Board believe that our compensation practices are effective in implementing our guiding principles.

        Pursuant to Section 14A of the Securities Exchange Act of 1934, we are submitting a proposal to our stockholders for an advisory vote to approve the compensation of our Named Executive Officers. This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on the compensation of our Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the principles, policies and practices described in this Proxy Statement. Accordingly, the following resolution is submitted for stockholder vote at the Annual Meeting:

  "RESOLVED, that the stockholders of Antero Resources Corporation approve, on an advisory basis, the compensation of its named executive officers as disclosed in the proxy statement for the 2017 Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and other related tables and disclosures."

        As this is an advisory vote, the result is not likely to impact previously granted compensation, although our Compensation Committee will consider the outcome of the vote when evaluating our compensation practices going forward.

        THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

 COMPENSATION DISCUSSION AND ANALYSIS

Overview

        This Compensation Discussion and Analysis (1) provides an overview of our compensation policies and programs; (2) explains our compensation objectives, policies and practices with respect to our executive officers; and (3) identifies the elements of compensation for each of the individuals identified in the following table, who we refer to in this Compensation Discussion and Analysis as our "Named Executive Officers."

Name	Principal Position
Paul M. Rady	Chairman of the Board and Chief Executive Officer
Glen C. Warren, Jr.	Director, President, Chief Financial Officer and Secretary
Alvyn A. Schopp	Chief Administrative Officer, Regional Senior Vice President and Treasurer
Kevin J. Kilstrom	Senior Vice President—Production
Ward D. McNeilly	Senior Vice President—Reserves, Planning and Midstream
Michael N. Kennedy	Senior Vice President—Finance and Antero Midstream Partners LP Chief Financial Officer

Executive Summary

Compensation Philosophy and Objectives of Our Compensation Program

        Our company was founded by entrepreneurs whose strategy was to employ high-impact executives who demonstrate differentiated productivity resulting in high performance and low overhead. These highly qualified and experienced individuals have contributed to the continued growth of our Company, in terms of net production (growth of 309% since IPO), oil and gas net proved reserves (growth of 145% since IPO), net acreage (growth of 46% since IPO), and enterprise value. To achieve our objectives, we have crafted a compensation program that reflects the unique strategy and culture of our organization. This program provides competitive base salaries and annual cash incentive opportunities, and emphasizes long-term equity-based incentive awards.

        In 2016, we materially improved capital efficiency and expected well recoveries, realized favorable prices due to firm transportation agreements, and led Appalachia in drilling activity and in core drilling inventory. We were able to target top-tier growth in production due to our high-quality drilling inventory, the magnitude of our hedge book and the cash flow protection it provides and our ability to consistently deliver peer-leading EBITDAX margins.

        Since our inception, our compensation philosophy has been primarily focused on recruiting individuals who are motivated to help us achieve superior performance and growth. As a result, our executive compensation program is primarily designed to attract, retain and motivate our executives by compensating them with higher proportions of equity relative to cash compensation. Following our IPO, we have adopted more robust incentive-based compensation programs that comprise an increasing portion of our Named Executive Officers' overall compensation packages in order to help drive superior performance. We believe that rewarding our Named Executive Officers for achieving superior performance results in the creation of significant value for our stockholders and aligns our Named Executive Officers with our overall competitive strategy. In implementing our pay-for-performance philosophy, we strive to balance the key elements of risk, reward and retention required to provide value and accountability to our stockholders, while simultaneously rewarding our Named Executive Officers for delivering on our key performance objectives, in addition to core financial metrics. We believe that our executive compensation program is appropriately designed to attract and retain top talent in our industry and maintain superior company performance relative to our peers.

Say-on-Pay

        At our 2016 Annual Meeting of Stockholders, we conducted our annual advisory vote on the fiscal 2016 compensation of our Named Executive Officers (commonly known as a "say-on-pay" vote). The compensation of our Named Executive Officers was approved, on an advisory basis, with support from more than 99% of the votes cast on the say-on-pay proposal.

        Although the results of our say-on-pay vote demonstrated strong approval of our overall compensation program, certain shareholders expressed concerns with respect to certain elements of our compensation program. We have addressed these concerns and continue to ensure that a significant portion of our Named Executive Officers' total compensation is comprised of performance-based compensation. In addition, as described below, we adopted a written clawback policy in fiscal year 2017, whereby compensation awarded to our Named Executive Officers may be recouped by us in the event of certain misconduct. Finally, in this Proxy Statement we have sought to provide a more fulsome description of our annual incentive plan to provide our stockholders with more transparency, specifically with respect to the goals applicable to each performance metric and the extent of their attainment.

Compensation Best Practices

        The following table highlights the compensation best practices utilized by the Company:

What We Do	What We Don't Do
✓ Use a representative and relevant peer group	✗ No tax gross ups for executive officers
✓ Apply robust minimum stock ownership guidelines	✗ No "single-trigger" change-in-control cash payments
✓ Link annual incentive compensation to the achievement of objective pre-established performance goals tied to operational and strategic objectives	✗ No excessive perquisites ✗ No special severance arrangements for Named Executive Officers
✓ Evaluate the risk of our compensation programs	✗ No guaranteed bonuses for executive officers
✓ Use and review compensation tally sheets	✗ No management contracts
✓ Provide 50% of long-term incentive awards in the form of performance-based equity awards	✗ No re-pricing, backdating or underwater cash buy-outs of options or SARs
✓ Use an independent compensation consultant	✗ No hedging or pledging of Company stock
✗ No separate benefit plans for Named Executive Officers
✗ No granting of stock options with an exercise price less than the fair market value of the Company's common stock on the date of grant

Implementing Our Compensation Program Objectives

Role of the Compensation Committee

        The role of the Compensation Committee is to oversee all matters of our executive compensation program. Each year, the Compensation Committee reviews, modifies (if necessary) and approves our peer group, corporate goals and objectives relevant to the compensation of the Chief Executive Officer ("CEO") and other executive officers, and the executive compensation program. In addition, it is responsible for reviewing the performance of the CEO and President, Chief Financial Officer and Secretary ("President/CFO"), and in consultation with the CEO and President/CFO, the performance of other executive officers within the framework of our executive compensation goals and objectives. Based on this evaluation, the Compensation Committee sets the compensation of the CEO and President/CFO, and in consultation with the CEO and President/CFO, the compensation of the other executive officers.

        In addition to the responsibilities listed above, the Compensation Committee also has the authority to retain an independent executive compensation consultant. For 2016, the Compensation Committee retained Frederic W. Cook & Co., Inc. ("F.W. Cook"). In compliance with the U.S. Securities and Exchange Commission ("SEC") and the New York Stock Exchange ("NYSE") disclosure requirements, the Compensation Committee reviewed the independence of F.W. Cook under six independence factors. After its review, the Compensation Committee determined that F.W. Cook was independent.

Role of External Advisors

        In 2016, F.W. Cook:

  •
  Collected and reviewed all relevant company information, including our historical compensation data and our organizational structure;

  •
  With input of management, established a peer group of companies to use for executive compensation comparisons;

  •
  Assessed our compensation program's position relative to market for our Named Executive Officers and stated compensation philosophy;

  •
  Prepared a report of its analysis, findings and recommendations for our executive compensation program; and

  •
  Assisted with other ad hoc assignments such as the design of incentive arrangements and special awards.

        F.W. Cook's reports were provided to the Compensation Committee in 2016. Their report dealing with competitive compensation levels was also utilized by Messrs. Rady and Warren when making their recommendations to the Board for fiscal 2016 compensation decisions.

Role of Executive Officers

        Executive compensation decisions are typically made on an annual basis by the Compensation Committee with input from the CEO and the President/CFO. Specifically, after reviewing relevant market data and surveys within our industry, Messrs. Rady and Warren typically provide recommendations to the Compensation Committee regarding the compensation levels for our existing Named Executive Officers and our executive compensation program as a whole. Messrs. Rady and Warren attend all Compensation Committee meetings. After considering these recommendations, the Compensation Committee typically meets in executive session and adjusts base salary levels, cash bonus awards and determines the amount of any equity grants for each of our Named Executive Officers. In making executive compensation recommendations, Messrs. Rady and Warren consider each Named Executive Officer's performance during the year, the Company's performance during the year, as well as comparable company compensation levels and independent oil and gas company compensation surveys. While the Compensation Committee gives considerable weight to Messrs. Rady and Warren's recommendations on compensation matters, the Compensation Committee has the final decision-making authority on all executive compensation matters. No other officers have assumed a role in the evaluation, design or administration of our executive officer compensation program.

Competitive Benchmarking

        When assessing the appropriateness of our compensation programs, the Compensation Committee compares the pay practices for our Named Executive Officers against the pay practices of other companies. This process recognizes our Company's philosophy that, while our compensation practices should be competitive in the marketplace, marketplace information is only one of the many factors considered in assessing the reasonableness of our executive compensation program.

        Messrs. Rady and Warren used information provided by F.W. Cook to assess the total compensation levels of our top six executives relative to market. In addition, Messrs. Rady and Warren used statistical information from the 2016 Oil and Gas E&P Industry Compensation Survey (the "ECI Survey") prepared by Effective Compensation, Incorporated ("ECI") to supplement F.W. Cook's Peer Group data. Messrs. Rady and Warren considered the results of the F.W. Cook Survey data and ECI Survey data when making their recommendations to the Board for fiscal 2017 decisions.

        F.W. Cook Survey Data.    In 2016, F.W. Cook identified a peer group of onshore publicly traded oil and gas companies that are reasonably similar to us in terms of size and operations comprised of the following 16 companies (the "F.W. Cook Peer Group"):

• Cabot Oil & Gas Corporation;	• Noble Energy, Inc.
• Cimarex Energy Co.;	• Pioneer Natural Resources Company;
• Concho Resources Inc.;	• QEP Resources, Inc.;
• Continental Resources Corporation	• Range Resources Corporation;
• Devon Energy Corporation	• SM Energy Company;
• Energen Corporation;	• Southwestern Energy Company;
• EQT Corporation;	• Whiting Petroleum Corporation; and
• Newfield Exploration Company;	• WPX Energy, Inc.

        ECI Survey Data.    Data from ECI was used because it is specific to the energy industry and derives its data from direct contributions from a large number of participating companies with which we compete for talent. The ECI Survey was used to compare our executive compensation program against the executive compensation programs at the following 10 companies (collectively, the "Peer Group"):

• Energen Corporation;	• Range Resources Corporation;
• EQT Corporation;	• SM Energy Company;
• Newfield Exploration Company;	• Ultra Petroleum Corporation;
• Oasis Petroleum Inc.;	• Whiting Petroleum Corporation; and
• Pioneer Natural Resources Company;	• WPX Energy, Inc.

        Positioning versus Market.    Due to the broad responsibilities of our Named Executive Officers, applying survey data to them is sometimes difficult. However, as discussed above, our compensation objective is designed to be competitive with the peer companies listed above. Therefore, in assessing the competitive positioning of our Named Executive Officers' compensation relative to the market, the Compensation Committee considered our productivity relative to our peers and determined that it was appropriate to target the median of the Peer Group for base salaries and annual cash incentive awards and the 75th percentile of the Peer Group for long-term equity-based incentive awards. The Compensation Committee considered, among other things, publicly available data of peer companies matching our operational profile that measures productivity using various individual employee metrics. These metrics included: EBITDAX per employee, drilling and completion capital per employee, production per employee, proved reserves per employee, and market value per employee. In each case we ranked either 1st or 2nd amongst the Peer Group in all categories but market value per employee (where we ranked 3rd). Therefore, the Compensation Committee determined that the relative performance of our Named Executive Officers was sufficiently distinguishable from our Peer Group to support a differentiated pay strategy with respect to long-term incentives.

        Actual compensation decisions for individual officers are the result of a subjective analysis of a number of factors, including the individual officer's role within our organization, performance, experience, skills or tenure with us, changes to the individual's position and trends in compensation practices within the Peer Group or industry. Each of our Named Executive Officer's current and prior compensation is considered in setting future compensation. Specifically, the amount of each Named Executive Officer's current compensation is considered as a base against which the Compensation Committee makes determinations as to whether adjustments are necessary to retain the executive in light of competition and in order to provide continuing performance incentives. Thus, the Compensation Committee's determinations regarding compensation are the result of the exercise of judgment based on all reasonably available information and, to that extent, are discretionary.

Assessment of Individual and Company Performance

        We believe that a balance of individual and company performance criteria should be used in establishing total compensation. Therefore, in determining the level of compensation for each Named Executive Officer, the Compensation Committee subjectively considers our overall financial and operational performance and the relative contribution and performance of each of our Named Executive Officers as described in more detail below.

Elements of Compensation

        Our Named Executive Officers' compensation includes the following key components:

  •
  Base salaries;

  •
  Annual cash incentive payments; and

  •
  Long-term equity-based incentive awards.

Base Salaries

        Base salaries are designed to provide a minimum, fixed level of cash compensation for services rendered during the year. Base salaries are generally reviewed annually, but are not systematically increased if the Compensation Committee believes that (1) our executives are currently compensated at proper levels in light of our Company's performance or external market factors, or (2) an increase or addition to other elements of compensation would be more appropriate in light of our stated objectives.

        In addition to providing a base salary that is competitive with other independent oil and gas exploration and production companies, the Compensation Committee also considers our pay levels to appropriately align each of our Named Executive Officer's base salary level relative to the base salary levels of our other officers so that it accurately reflects such officer's relative skills, responsibilities, experience and contributions to our Company. To that end, annual base salary adjustments are based on a subjective analysis of many individual factors, including:

  •
  the responsibilities of the officer;

  •
  the period over which the officer has performed these responsibilities;

  •
  the scope, level of expertise and experience required for the officer's position;

  •
  the strategic impact of the officer's position; and

  •
  the potential future contribution and demonstrated individual performance of the officer.

        In addition to the individual factors listed above, our overall business performance and implementation of company objectives are taken into consideration in connection with determining annual base salaries. While these metrics generally provide context for making salary decisions, base salary decisions do not depend on attainment of specific goals or performance levels and no specific weighting is given to one factor over another.

        The following table provides an overview of the changes in base salary for the Named Executive Officers from 2015 to 2016. These changes reflect market adjustments intended to bring the base salaries of our Named Executive Officers in line with the competitive market. The adjusted base salary amounts were slightly above the median of both the F.W. Cook Peer Group and the ECI Peer Group.

Executive Officer	Base Salary as of March 2015	Base Salary as of March 2016	Percentage Increase
Paul M. Rady	$825,000	$833,000	1%
Glen C. Warren, Jr.	$620,000	$626,000	1%
Alvyn A. Schopp	$415,000	$419,000	1%
Kevin J. Kilstrom	$415,000	$419,000	1%
Ward D. McNeilly	$375,000	$379,000	1%
Michael N. Kennedy	$360,000	$364,000	1%

Annual Cash Incentive Payments

        Annual cash incentive payments, which we also refer to as cash bonuses, are a key component of each Named Executive Officer's annual compensation package. Historically, the Compensation Committee had used an annual discretionary cash bonus; however, based on recommendations from F.W. Cook, the Compensation Committee implemented a new annual incentive plan design beginning in fiscal 2014. This annual incentive plan is based on a balanced scorecard that is used to measure our performance. In connection with the adoption of a more structured bonus program, we adopted bonus targets for each of the Named Executive Officers. These bonus targets are listed below and were determined based on our compensation strategy to provide bonus compensation that is competitive with the market median.

Executive Officer	2016 Target Bonus (as a% of base salary)
Paul M. Rady	120%
Glen C. Warren, Jr.	100%
Alvyn A. Schopp	85%
Kevin J. Kilstrom	85%
Ward D. McNeilly	85%
Michael N. Kennedy	80%

        With respect to the 2016 fiscal year, the Compensation Committee selected certain financial, operational and other metrics that aligned with our business strategy and would lead to long-term shareholder value. The Compensation Committee then established relative weightings for each category of measure. The level of each weighting was intended to indicate the relative importance of management focus for the year. Following the adoption of the scorecard measures for 2016, the Compensation Committee then established threshold, target and maximum bonus levels. The table below provides an overview of the performance measures and targets selected for the 2016 annual incentive plan.

Performance Category	Approximate Weighting	Selected Metrics		Targets for 2016 Fiscal Year
Financial	25%	•	EBITDAX (YE 2015 Strip) ($ in millions)	$1,432
		•	Net Debt to EBITDAX (12/31/2016)	3.6x
Operational	35%	•	Net Production vs. Plan (Mcfe/d)	1,694
		•	Development Costs ($/Mcfe)	$0.75
		•	Cash Production Expense ($/Mcfe)	$1.52
		•	G&A ($/Mcfe)	$0.22
		•	CAPEX vs. Plan ($ in millions)	$1,870
		•	Lost Time Incident Rate (LTIR)	0.10
Strategic	40%	•	Succession Planning
		•	Strategic Planning Compliance Activities	Based on
		•	Safety Training and Subcontractor Management	achievements within the specific metrics
		•	Meaningful Environmental Incident Record

Total	100%

2016 Year End Scorecard Performance

        In order to determine the appropriate payout levels for the 2016 annual incentive scorecard, the Compensation Committee reviewed our performance against each of the scorecard categories. Management provided information dealing with our performance as well as market context, including changes in assumptions from the beginning of the year to the end of the year. In order for our Named Executive Officers to receive distributions under our Annual Incentive Plan, we had to meet certain financial, operational and strategic metrics. In 2016, we exceeded most of our financial and operational targets. Financially, our EBITDAX was approximately $1.54 billion, exceeding our target by 7.3%. Similarly, we lowered our net debt to EBITDAX Ratio to 3.0x while our target was 3.6x, a 17% improvement. Our operational metrics (Net Production, Development Costs, Cash Production Expense, General and Administrative Expense and Capital Expenditures) all exceeded target by an amount ranging from 3% to 19%, except for Lost Time Incident Rate, which missed target by 21%. Our total stockholder return for 2016 was positive at 8.5%.

        The Compensation Committee examined our performance using the quantitative financial measures noted above, along with operational metrics associated with production targets, cost targets, capital expenditure targets and safety targets. These operational metrics are detailed in the table showing the results of the annual incentive program below.

        Lastly, the Compensation Committee evaluated our performance by considering several strategic measures.

Metric	Analysis
Succession Planning	Considers our plans and processes in developing a sound management structure to ensure the success of the current team will continue in the future. The Compensation Committee considers our formal and informal structures of succession in all key strategic management functions.
Strategic Planning

Considers management's ability to identify opportunities and execute on them. The Compensation Committee looks to the overall benefit to our operations and stockholder value when it evaluates management's performance with respect to this factor.

Safety Training and Contractor Management	The Compensation Committee reviews processes we implemented and our execution. It looks to our safety record and an analysis of safety data for all employees and contractors.
No Meaningful Environmental Incidents

The Compensation Committee seeks to uphold our ambition to be a good steward of the environment in the locations in which we operate. The Compensation Committee considers all incidents and their impact on the communities in which we operate.

        The following table shows the results of the annual incentive program.

Performance Category	Approximate Weighting	Compensation Committee Payout Determination	Selected Metric	Minimum	Target	Maximum	Actual	% of Target
Financial	25%	Above Target	EBITDAX (YE 2015 Strip) ($ in millions)	1,330	1,432	1,530	1,536	107%
			Net Debt / EBITDAX	3.8x	3.6x	3.4x	3.0x	117%
Operational	35%	Above Target	Net Production vs. Plan (Mcfe/d)(1)	1,650	1,694	1,750	1,790	106%
			Development Costs ($/Mcfe)(2)	$0.80	$0.75	$0.70	$0.63	119%
			Cash Production Expense ($/Mcfe)(3)	$1.57	$1.52	$1.47	$1.48	103%
			General and Administrative Expense ($/Mcfe)(4)	$0.24	$0.22	$0.20	$0.20	110%
			Capital Expenditures vs. Plan ($ in millions)(5)	$1,970	$1,870	$1,770	$1,701	110%
			Lost Time Incident Rate (LTIR)	0.30	0.10	0.08	0.13	79%
Strategic	40%	Target	Succession Planning	NA	(6)	NA		NA
			Strategic Planning	NA	(6)	NA		NA
			Safety Training and Contractor Management	NA	(6)	NA		NA
			No Meaningful Environmental Incidents	NA	(6)	NA		NA

(1)
Represents net daily production (actual production and actual capital expenditures include adjustments for accelerating the completions of wells drilled in 2015 that were planned for completion in 2017)

(2)
Represents well-by-well net capital costs divided by well-by-well net reserves for all Company-operated wells

(3)
Excludes marketing revenues and expenses

(4)
Excludes non-cash stock-based compensation

(5)
Includes drilling and completion, land acquisition, water and midstream capital (actual production and actual capital expenditures include adjustments for accelerating the completions of wells drilled in 2015 that were planned for completion in 2017)

(6)
Target for these items is at the discretion of the Compensation Committee, taking into account specific actions and plans incurred throughout the course of the year. The Compensation Committee determines the amount of progress in each case and considers the actions taken by management and the level of contribution to the overall success of the Company.

Selected Metric	Result	Commentary
Adjusted EBITDAX	Outperformed target by 7%	Adjusted EBITDAX is a non-GAAP financial measure that we define as net income or loss, including noncontrolling interests, before interest expense, interest income, derivative fair value gains or losses, taxes, impairments, depletion, depreciation, amortization, accretion, exploration expense, equity-based compensation, and other miscellaneous gains and losses. Adjusted EBITDAX is an important measure because it allows investors the ability to more meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our capital structure from our operating structure. The outperformance is primarily driven by our advanced completions program, resulting in net production that was 9% higher than our target.
Net Debt / EBITDAX	Outperformed target by 17%

Net Debt / EBITDAX ratio is a metric we use to measure the level of indebtedness we incur relative to the level of cash flow we generate. This measure is important as it provides us with a data point to compare our capital structure with our peers and determine our ability to fund future obligations. The outperformance is a function of both higher EBITDAX than our target and funding of consolidation activity with equity in excess of the total acquisition prices as well as our Pennsylvania acreage divestiture.

Net Production	Outperformed target by 6%

Net production is a measure of the hydrocarbons produced by us, net to our revenue interest. This is an important metric as it drives overall revenue and, ultimately, profits for the business. The outperformance is primarily driven by improved well performance due to our advanced completions program.

Development Costs	Outperformed target by 19%

Development costs are the costs incurred to drill and complete oil and gas wells in order to turn such wells into sales. Development costs are typically measured on a per barrel of oil equivalent (Boe) or per million cubic feet equivalent (Mcfe) basis. This measure is important as it provides the true cost to convert oil and gas reserves to production. The outperformance is primarily driven by our advanced completions program and continued reduction in well costs due to operational efficiencies and service cost reductions throughout the year.

Cash Production Expenses	Outperformed target by 3%

Cash production expenses are the sum of lease operating, gathering, compression, processing and transportation costs and production taxes. This metric is important as it measures the total costs incurred to commercialize production from wellhead production to processing and/or pipeline transportation to final sales. The outperformance is primarily driven by operational efficiencies.

Cash General and Administrative Expenses	Outperformed target by 10%

General and administrative costs include overhead, including payroll and benefits for our staff, costs of maintaining our headquarters, costs of managing our production and development operations, franchise taxes, audit and other professional fees, and legal compliance expenses. Cash general and administrative expense excludes noncash equity-based compensation expense. The outperformance is primarily driven by our advanced completions program resulting in higher production than our target and thus lower cash general and administrative expenses per unit of production.

Consolidated Capital Expenditures	Outperformed target by 10%

Consolidated capital expenditures are the sum of drilling and completion capital, leasehold capital, gathering and compression infrastructure capital and water infrastructure capital. We outperformed target due primarily to a continued reduction in well costs throughout the year.

Selected Metric	Result	Commentary
Lost Time Incident Rate (LTIR)	Missed target by 21%	We missed our overall target LTIR due to LTI's in excess of target from Company contractors. The Company's annual LTIR is affected by injuries to both Company employees and contractor employees.
Succession Planning Strategic Planning Safety Training and Contractor Management No Meaningful Environmental Incidents	Met Target

The Compensation Committee assessed our performance to be strong in delivering results related to key strategic measures in this category, including execution against our strategic plan, key employee succession planning and safety initiatives for preventing and monitoring incidents.

        After deliberations and considering the factors noted above and our overall performance, the Compensation Committee determined that a payout of 125% of Target under the annual incentive scorecard was warranted. The Compensation Committee elected to pay 2016 bonuses in March 2017 in the following amounts for the Named Executive Officers without any adjustments for individual performance:

Executive Officer	Base Salary as of December 31, 2016	2016 Target Bonus (as a% of Base Salary)	2016 Target Bonus ($)	Actual 2016 Bonus ($)	Percent of Target Bonus
Paul M. Rady	$833,000	120%	$999,600	$1,249,500	125%
Glen C. Warren, Jr.	$626,000	100%	$626,000	$782,500	125%
Alvyn A. Schopp	$419,000	85%	$356,150	$445,188	125%
Kevin J. Kilstrom	$419,000	85%	$356,150	$445,188	125%
Ward D. McNeilly	$379,000	85%	$322,150	$402,688	125%
Michael N. Kennedy	$364,000	80%	$291,200	$364,000	125%

        We are aware that the current environment in our industry is still depressed. However, we believe our positive financial and operational performance, along with a positive total stockholder return for fiscal year 2016 support the results of our annual incentive program. We consider the results of this program to have a direct correlation to the actions of our management team. Payments under the annual incentive plan will help us to retain and reward the executive team that is responsible for our success, and we believe that this success is aligned with the interests of our stockholders.

Long-Term Equity-Based Incentive Awards

        For 2016, the Compensation Committee adopted performance-based long-term incentives as part of its ongoing program. We adjusted our approach for equity-based awards to include a combination of performance share units (weighted 50%) and restricted stock units (weighted 50%) for AR LTIP grants. The Compensation Committee believes that this allocation strikes the appropriate balance between performance-based equity awards that align executive compensation with our performance- and time-based equity awards that provide a retentive element to attract and retain top executive talent.

        The restricted stock units vest over a period of four years following the date of grant, based on continued employment with the Company. Performance share unit awards are earned based upon the Company's three-year total shareholder return performance as measured against the group of peer companies shown below. Named Executive Officers are eligible to receive threshold, target and maximum payouts of 50%, 100% and 200%, respectively, of the target amount of performance share units awarded. In order to achieve threshold, target and maximum payouts under the performance share unit awards, our total shareholder return performance relative to our peer group over the performance period must rank at or above the 30th percentile, 55th percentile or 80th percentile, respectively. The number of performance share units earned will ultimately be determined by our total shareholder return performance against the following peer group:

• Cabot Oil & Gas Corporation;	• Pioneer Natural Resources Company;
• Cimarex Energy Co.;	• QEP Resources, Inc.;
• Concho Resources Inc.;	• Range Resources Corporation;
• Energen Corporation;	• SM Energy Company;
• EQT Corporation;	• Southwestern Energy Company;
• Laredo Petroleum, Inc.;	• Whiting Petroleum Corporation; and
• Newfield Exploration Company;	• WPX Energy, Inc.
• Oasis Petroleum Inc.;

        The payout for the performance share units will be determined as follows:

Performance Level	Relative Total Shareholder Return Percentile Ranking	Performance Payout %*
Maximum	80%	200%
Target	55%	100%
Threshold	30%	50%

*
If our total shareholder return is negative for the performance period, in no event will the number of performance share units earned exceed 100% of target. If our relative total shareholder return percentile ranking falls between performance levels, the performance payout percentage is determined by linear interpolation between such performance levels.

  One-Time Recognition and Retention Awards

        In addition, as part of our broader equity award program, the Compensation Committee made a one-time recognition and retention equity award to three of our Named Executive Officers (Messrs. Schopp, Kilstrom, and McNeilly) in February 2016. The awards were granted to these executives in recognition of their status as senior vice presidents in charge of significant segments of our business and in recognition of the growth in our operation in each business segment under their leadership. We consider it in our best interests to retain these key individuals as we strive to meet our growth goals. In deciding to grant these award, the Compensation Committee considered the extraordinary contributions these executives made to our success and the potential disruption to multiple key operating segments of our Company should the executives be recruited by a competitor. These February 2016 awards were delivered 50% in the form of time-vested restricted stock units and 50% in the form of performance share units. The performance share units will be earned based on our stock price attaining specified growth levels over the next 5 years, as described in the Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table.

  Antero Midstream Phantom Units

        Our Named Executive Officers also spend a portion of their time providing services to Antero Midstream Partners LP (the "Partnership") and thus are entitled to receive grants of equity-based awards under the Partnership's Long Term Incentive Plan (the "Midstream LTIP"). In November 2014, each of our Named Executive Officers was granted phantom units under the Midstream LTIP in connection with the initial public offering of the Partnership. In April 2016, each of our Named Executive Officers was granted phantom units under the Midstream LTIP as compensation for their additional services provided to the Partnership. Twenty-five percent of the phantom units granted to each of our Named Executive Officers will become vested on each of the first four anniversaries of the grant date so long as the applicable Named Executive Officer remains continuously employed by us from the grant date through the applicable vesting date. For a further discussion of the vesting terms and other restrictions applicable to the phantom units, see the discussion under the heading "Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Phantom Unit Awards" below.

  Antero IDR Holdings Units

        Antero IDR Holdings LLC ("IDR LLC") was formed to hold 100% of the incentive distribution rights of the Partnership. On December 31, 2016, IDR LLC issued Series B Units to Messrs. Rady and Warren. To the extent vested, these awards entitle Messrs. Rady and Warren to receive, subject to the terms and provisions of the limited liability company agreement of IDR LLC (the "IDR LLC Agreement") and the incentive unit award agreements pursuant to which the awards were granted, a portion of any future profits of IDR LLC that result from any distributions on the incentive distribution rights of the Partnership that are held by IDR LLC once certain return thresholds have been achieved. For a further discussion of the vesting terms and other restrictions applicable to the Series B Units in IDR LLC, see the discussion under the heading "Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Series B Units in IDR LLC" below.

  2017 AR LTIP Grants

        In April 2017, the Compensation Committee increased the allocation of performance share units under the AR LTIP to 75% of each of our Named Executive Officers' AR LTIP awards. This adjustment was made to ensure that the majority of the total grant date value of the long-term equity-based awards granted to each of our Named Executive Officers (taking into account AR LTIP awards and Midstream LTIP awards) is delivered in the form of performance-based equity awards. The number of performance share units that will ultimately become earned by each Named Executive Officer will be determined based on the Company's achievement of certain total shareholder return metrics. The restricted stock units granted under the AR LTIP vest over a period of four years following the date of grant.

Other Benefits

Health and Welfare Benefits

        Our Named Executive Officers are eligible to participate in all of our employee health and welfare benefit arrangements on the same basis as other employees (subject to applicable law). These arrangements include medical, dental and disability insurance, as well as health savings accounts. These benefits are provided in order to ensure that we are able to competitively attract and retain officers and other employees. This is a fixed component of compensation, and these benefits are provided on a non-discriminatory basis to all employees.

Retirement Benefits

        We maintain an employee retirement savings plan through which employees may save for retirement or future events on a tax-advantaged basis. Participation in the 401(k) plan is at the discretion of each individual employee, and our Named Executive Officers participate in the plan on the same basis as all other employees. The plan permits us to make discretionary matching and non-elective contributions, and, effective as of January 1, 2014, the plan provides safe harbor matching contributions equal to 100% of employees' pre-tax contributions under the plan, but not as to pre-tax contributions exceeding 4% of their eligible compensation.

Perquisites and Other Personal Benefits

        We believe that the total mix of compensation and benefits provided to our Named Executive Officers is currently competitive and, therefore, perquisites do not play a significant role in our Named Executive Officers' total compensation.

2017 Changes to Base Salaries and Annual Incentive Plan

        In February 2017, after comparing base salary levels to the F.W. Cook Peer Group and the ECI Peer Group (as described in more detail above under "Compensation Discussion and Analysis—Implementing Our Objectives—Competitive Benchmarking") and considering the individual and business factors described above, Messrs. Rady and Warren recommended, and the Compensation Committee approved, increases in the base salaries of our Named Executive Officers. The increases are identified in the table below and became effective as of March 1, 2017. The adjusted base salary amounts were slightly above the median of both the F.W. Cook Peer Group and the ECI Peer Group.

Executive Officer	Base Salary as of March 2016	Base Salary as of March 2017	Percentage Increase
Paul M. Rady	$833,000	$858,000	3%
Glen C. Warren, Jr.	$626,000	$645,000	3%
Alvyn A. Schopp	$419,000	$432,000	3%
Kevin J. Kilstrom	$419,000	$432,000	3%
Ward D. McNeilly	$379,000	$391,000	3%
Michael N. Kennedy	$364,000	$375,000	3%

        The following table identifies the performance categories, weighting, and selected metrics that the Compensation Committee selected for the 2017 fiscal year under our annual incentive plan.

Performance Category	Approximate Weighting	Selected Metrics
Financial	25%	•	EBITDAX (YE 2016 Strip) ($ in millions)
		•	Net Debt to EBITDAX (12/31/2017)
Operational	35%	•	Net Production vs. Plan (Mcfe/d)
		•	Development Costs ($/Mcfe)
		•	Cash Production Expense ($/Mcfe)
		•	G&A ($/Mcfe)
		•	CAPEX vs. Plan
		•	Drilling Rate of Return (%) at predrill commodity prices and actual costs
		•	Lost Time Incident Rate (LTIR)
Strategic	40%	•	Succession Planning
		•	Strategic Planning Compliance Activities
		•	Safety Training and Subcontractor Management
		•	Meaningful Environmental Incident Record

Total	100%

Employment, Severance or Change in Control Agreements

        We do not maintain any employment, severance or change in control agreements with any of our Named Executive Officers.

        As discussed below under "Potential Payments Upon a Termination or a Change in Control," Messrs. Rady, Warren, Schopp, Kilstrom, and McNeilly could be entitled to receive accelerated vesting of his unit awards in Antero Resources Employee Holdings LLC ("Holdings"), restricted stock units in the Company, Series B Units in IDR LLC or phantom units in the Partnership, as applicable, that remain unvested upon his termination of employment with us under certain circumstances or the occurrence of certain corporate events.

Other Matters

Stock Ownership Guidelines and Prohibited Transactions

        Under our stock ownership guidelines adopted in 2013, our executive officers and certain of our non-employee directors are required to own a minimum number of shares of our common stock within five years of the adoption of the guidelines, or within five years of becoming an executive officer or being appointed to the Board, as applicable. In particular, each of our executive officers is required to own shares of our common stock having an aggregate fair market value equal to at least a designated multiple of the executive officer's base salary based on the executive officer's position. The guidelines for executive officers are set forth in the table below.

Officer Level	Ownership Guideline
Chief Executive Officer, President, and Chief Financial Officer	5x annual base salary
Vice President	3x annual base salary
Other Officers (if applicable)	1x annual base salary

        In addition, each of our non-employee directors other than Messrs. Kagan, Keenan and Levy are required to hold shares of our common stock with a fair market value equal to at least five times the amount of the annual cash retainer we pay to our non-employee directors. These stock ownership guidelines are designed to align our executive officers' and directors' interests more closely with those of our stockholders. Our insider trading policy also prohibits directors, officers or employees from (i) purchasing shares of our common stock on margin, (ii) engaging in short sales of our common stock or (iii) purchasing or selling puts or calls on shares of our common stock.

Tax and Accounting Treatment of Executive Compensation Decisions

        Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally imposes a $1 million limit on the amount compensation paid to certain executive officers that a public corporation may deduct for federal income tax purposes in any year unless the compensation qualifies as "performance-based compensation" within the meaning of Section 162(m) of the Code. In our fiscal 2013 proxy, our stockholders approved the material terms of the AR LTIP so that we may grant qualified "performance-based compensation" under the AR LTIP, if determined by the Compensation Committee to be in our best interest and in the best interest of our stockholders. While we will continue to monitor our compensation programs in light of Section 162(m) of the Code, our Compensation Committee considers it important to retain the flexibility to design compensation programs that are in the best long-term interests of our Company and our stockholders. As a result, we have not adopted a policy requiring that all compensation be deductible and our Compensation Committee may conclude that paying compensation at levels that are subject to limits under Section 162(m) of the Code is nevertheless in the best interests of our Company and our stockholders.

        Many other Code provisions and accounting rules affect the payment of executive compensation and are generally taken into consideration as our compensation arrangements are developed. Our goal is to create and maintain compensation arrangement that are efficient, effective and in full compliance with these requirements.

Risk Assessment

        We have reviewed our compensation policies and practices to determine where they create risks that are reasonably likely to have a material adverse effect on our Company. In connection with this risk assessment, we reviewed the design of our compensation and benefits program and related policies and the potential risks that could be created by the programs and determined that certain features of our programs and corporate governance generally help mitigate risk. Among the factors considered were the mix of cash and equity compensation, the balance between short- and long term objectives of our incentive compensation, the degree to which programs provided for discretion to determine payout amounts and our general governance structure.

        Our Compensation Committee believes that our approach of evaluating overall business performance and implementation of company objectives assist in mitigating excessive risk-taking that could harm our value or reward poor judgment by our executives. Several features of our programs reflect sound risk management practices. The Compensation Committee believes our overall compensation program provides a reasonable balance between short and long-term objectives, which helps mitigate the risk of excessive risk-taking in the short term. Further, with respect to our incentive compensation programs, the metrics that determine ultimate value are associated with total company value and avoid an environment that might cause pressure to meet specific financial or individual performance goals. In addition, the performance criteria reviewed by the Compensation Committee in determining cash bonuses are based on overall individual performance relative to continually evolving company objectives, and the Compensation Committee uses its subjective judgment in setting bonus levels for our officers. This is based on the Compensation Committee's belief that applying company-wide objectives encourages decision making that is in the best long-term interests of our Company and our stakeholders as a whole. The multi-year vesting of our equity awards for executive compensation discourage excessive risk-taking and properly accounts for the time horizon of risk. Accordingly, the Compensation Committee concluded that our compensation policies and practices for all employees, including our Named Executive Officers, do not create policies that are reasonably likely to have a material adverse effect on our Company.

Hedging Prohibitions

        Our Insider Trading Policy prohibits our Named Executive Officers from engaging in speculative transactions involving our common stock, including buying or selling puts or calls, short sales, purchases of securities on margin or otherwise hedging the risk of ownership of our common stock.

Clawback Policy

        We have adopted a general clawback policy covering long-term incentive award plans and arrangements. The clawback policy applies to our current Named Executive Officers as well as certain of our former named executive officers. Generally, recoupment of compensation is triggered under the policy in the event of a financial restatement caused by fraud or intentional misconduct. In the event of such misconduct, we may recoup performance-based equity compensation that was granted, earned or vested based wholly or in part upon the attainment of any financial reporting measure, based on the period in which such misconduct took place. The clawback policy also gives the policy administrator discretion to determine whether a clawback of compensation should be initiated in any given case as well as the discretion to make other determinations under the policy, including whether a covered individual's conduct meets a specified standard, the amount of compensation to be clawed back, and the form of reimbursement to the Company.

        In order to comply with applicable law, the clawback policy may be updated or modified once the Securities and Exchange Commission adopts final clawback rules pursuant to The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. In addition, the AR LTIP generally provides that to the extent required by applicable law or any applicable securities exchange listing standards, or as otherwise determined by the Compensation Committee, all awards under the AR LTIP shall be subject to the provisions of any clawback policy implemented by us.

Compensation Committee Report

        The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

        The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee Members:
Robert J. Clark, Chairman Benjamin A. Hardesty James R. Levy

Summary Compensation Table

        The following table summarizes, with respect to our Named Executive Officers, information relating to the compensation earned for services rendered in all capacities during the fiscal years ended December 31, 2016, 2015 and 2014.

 Summary Compensation Table for the Years Ended December 31, 2016, 2015 and 2014

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)		All Other Compensation ($)(4)	Total ($)
Paul M. Rady	2016	$831,667	$1,249,500	$8,185,133	$—	(5)	$10,600	$10,276,900
(Chairman of the Board of	2015	$820,833	$990,000	$6,000,009	$1,474,000	(6)	$10,600	$9,295,442
Directors and Chief	2014	$800,000	$960,000	$25,567,995	$—		$6,677	$27,334,672
Executive Officer)
Glen C. Warren, Jr.	2016	$625,000	$782,500	$5,456,802	$—	(5)	$10,600	$6,874,903
(Director, President and	2015	$616,667	$620,000	$3,999,992	$982,672	(6)	$10,600	$6,229,931
Chief Financial Officer	2014	$600,000	$600,000	$17,051,968	$—		$10,400	$18,262,368
and Secretary)
Alvyn A. Schopp	2016	$418,333	$445,188	$12,805,262	$—		$10,600	$13,679,383
(Chief Administrative	2015	$412,500	$352,750	$1,500,013	$368,500	(6)	$10,600	$2,644,363
Officer and Sr. Regional	2014	$400,000	$340,000	$9,392,024	$—		$10,400	$10,142,424
Vice President)
Kevin J. Kilstrom	2016	$418,333	$445,188	$6,739,263	$—		$10,600	$7,613,384
(Sr. Vice President—	2015	$412,500	$352,750	$1,500,013	$368,500	(6)	$10,600	$2,644,363
Production)	2014	$400,000	$340,000	$9,392,024	$—		$10,400	$10,142,424
Ward D. McNeilly	2016	$378,333	$402,688	$6,739,263	$—		$10,600	$7,530,884
(Sr. Vice President—	2015	$372,500	$300,000	$1,349,995	$331,650	(6)	$10,600	$2,364,745
Reserves, Planning and	2014	$360,000	$288,000	$7,391,986	$—		$10,400	$8,050,386
Midstream)
Michael N. Kennedy	2016	$363,333	$364,000	$2,021,264	$—		$9,680	$2,758,277
(Sr. Vice President—	2015	$358,333	$288,000	$3,439,439	$368,500	(6)	$10,600	$4,464,872
Finance, and Chief	2014	$350,000	$262,500	$5,218,012	$—		$10,400	$5,840,912
Financial Officer of the
Partnership)

(1)
The amounts reflected in this column may differ from those reported above under "Compensation Discussion and Analysis—Elements of Compensation—Base Salaries" due to the fact that adjustments to the base salaries of our Named Executive Officers for the 2016 fiscal year took effect on March 1, 2016.

(2)
Represents the aggregate amount of the annual discretionary cash bonuses paid to each Named Executive Officer.

(3)
The amounts reflected in this column represent the grant date fair value of (i) restricted stock unit awards and performance share unit awards granted to the Named Executive Officers pursuant to the AR LTIP and (ii) phantom units (which include tandem distribution equivalent rights) granted to the Named Executive Officers pursuant to the Midstream LTIP, each as computed in accordance with Financial Accounting Standards Board ("FASB") Accounting Standard Codification ("ASC") Topic 718. See Note 9 to our consolidated financial statements for additional detail regarding assumptions underlying the value of these equity awards.

(4)
The amounts reflected in this column represent the amount of the Company's 401(k) match for fiscal 2014, 2015 and 2016 for each participating Named Executive Officer.

(5)
In December 2016, Messrs. Rady and Warren were each issued Series B Units in IDR LLC, all of which were unvested as of December 31, 2016. As discussed below under the heading "Payments Upon Termination or Change in Control—Series B Units in IDR LLC," the Series B Units in IDR LLC are intended to constitute "profits interests" for federal tax purposes. Accordingly, if IDR LLC had been liquidated as of the date these Series B Units were granted, Messrs. Rady and Warren would not have been entitled to receive any distributions with respect to such Series B Units.

(6)
These amounts reflect the grant date fair value of stock option awards granted to our Named Executive Officers pursuant to the AR LTIP in April 2015, computed in accordance with Financial Accounting Standards Board ("FASB") Accounting Standard Codification ("ASC") Topic 718. See Note 9 to our consolidated financial statements for additional detail regarding assumptions underlying the value of these equity awards.

Grants of Plan-Based Awards for Fiscal Year 2016

		Number of Shares of Stock or Units (#)(1)							Grant Date Fair Value of Stock and Option Awards ($)(2)
						Exercise or Base Price of Option Awards ($/Sh)
					Number of Securities Underlying Options (#)
Name	Grant Date	Threshold (#)	Target(#)	Maximum(#)
Paul M. Rady
Restricted Stock Units	4/15/16		111,773		—		$—			$2,999,987
Performance Share Units(3)	4/15/16	55,887	111,773	223,546	—		$—			$3,685,156
Phantom Units	4/15/16		70,621		—		$—			$1,499,990
IDR LLC Units	12/31/16				48,000	$	N/A	(5)	$	N/A	(5)
Glen C. Warren, Jr.
Restricted Stock Units	4/15/16		74,516		—		$—			$2,000,009
Performance Share Units(3)	4/15/16	37,258	74,516	149,032	—		$—			$2,456,793
Phantom Units	4/15/16		47,081		—		$—			$1,000,000
IDR LLC Units	12/31/16				32,000	$	N/A	(5)	$	N/A	(5)
Alvyn A. Schopp
Restricted Stock Units	2/8/16		200,000		—		$—			$5,540,000
Performance Share Units(4)	2/8/16		200,000		—		$—			$5,243,999
Restricted Stock Units	4/15/16		27,943		—		$—			$749,990
Performance Share Units(3)	4/15/16	13,972	27,943	55,886	—		$—			$921,281
Phantom Units	4/15/16		16,478		—		$—			$349,993
Kevin J. Kilstrom
Restricted Stock Units	2/8/16		87,500		—		$—			$2,423,750
Performance Share Units(4)	2/8/16		87,500		—		$—			$2,294,249
Restricted Stock Units	4/15/16		27,943		—		$—			$749,990
Performance Share Units(3)	4/15/16	13,972	27,943	55,886	—		$—			$921,281
Phantom Units	4/15/16		16,478		—		$—			$349,993
Ward D. McNeilly
Restricted Stock Units	2/8/16		87,500		—		$—			$2,423,750
Performance Share Units(4)	2/8/16		87,500		—		$—			$2,294,249
Restricted Stock Units	4/15/16		27,943		—		$—			$749,990
Performance Share Units(3)	4/15/16	13,972	27,943	55,886	—		$—			$921,281
Phantom Units	4/15/16		16,478		—		$—			$349,993
Michael N. Kennedy
Restricted Stock Units	4/15/16		27,943		—		$—			$749,990
Performance Share Units(3)	4/15/16	13,972	27,943	55,886	—		$—			$921,281
Phantom Units	4/15/16		16,478		—		$—			$349,993

(1)
The equity awards that are disclosed in this Grants of Plan-Based Awards for Fiscal Year 2016 table are (i) restricted stock unit awards and performance share units of the Company granted under the AR LTIP on April 15, 2016, (ii) phantom unit awards of the Partnership granted under the Midstream LTIP on April 15, 2016 and (iii) for Messrs. Schopp, Kilstrom, and McNeilly, time-vested restricted stock units and performance share units of the Company granted under the AR LTIP on February 8, 2016.

(2)
The amounts reflected in this column represent the grant date fair value of (i) restricted stock unit awards and performance share unit awards granted to the Named Executive Officers pursuant to the AR LTIP and (ii) phantom units (which include tandem distribution equivalent rights) granted to the Named Executive Officers pursuant to the Midstream LTIP, each as computed in accordance with FASB ASC Topic 718. See Note 9 to our consolidated financial statements for additional detail regarding assumptions underlying the value of these equity awards.

(3)
The performance share unit awards granted in April 2016 are earned based upon our three-year total shareholder return performance as measured against a peer group of comparable E&P companies. Pursuant to these performance share unit awards, our Named Executive Officers are eligible to receive threshold, target and maximum payouts of 50%, 100% and 200%, respectively, of the target amount of performance share units awarded. In order to achieve threshold, target and maximum payouts under the performance share awards, the Company's total shareholder return performance relative to the Company's peer group over the performance period must rank at or above the 30th percentile, 55th percentile or 80th percentile, respectively. If the Company's total shareholder return is negative for the performance period, in no event will the performance share units exceed 100% of target. If the Company's total shareholder return over the performance period ranks below the threshold performance level, all of the performance share units will be forfeited.

(4)
The 2016 performance share units granted as one-time recognition and retention awards to Messrs. Schopp, Kilstrom and McNeilly in February 2016 will become eligible to vest based upon the achievement of the following stock price hurdles: $26.75, $30.00 and $33.25. Accordingly, no threshold or maximum is included for these performance share units.

(5)
The Series B Units in IDR LLC granted to Messrs. Rady and Warren on December 31, 2016 are not traditional options, and, therefore, there is no exercise price associated with them. In addition, as discussed above, the Series B units in IDR LLC issued to Messrs. Rady and Warren are intended to constitute "profits interests" for federal tax purposes, and accordingly, if IDR LLC had been liquidated as of the date these Series B Units were granted, Messrs. Rady and Warren would not have been entitled to receive any distributions with respect to such Series B Units.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

        The following is a discussion of material factors necessary to an understanding of the information disclosed in the Summary Compensation Table and the Grants of Plan-Based Awards for Fiscal Year 2016 table.

Restricted Stock Unit Awards and Performance Share Units

        The Compensation Committee granted restricted stock unit awards and performance share unit awards under the AR LTIP to each of our Named Executive Officers in April 2016. The restricted stock unit awards granted in 2016 will vest on April 15th of each of 2017, 2018, 2019 and 2020, and the performance share unit awards granted in 2016 are earned based upon our relative three-year total shareholder return, so long as the applicable Named Executive Officer remains continuously employed by us from the grant date through the applicable vesting date. All of the restricted stock units and performance share unit awards will also vest in full upon a termination of a Named Executive Officer's employment due to his death or disability.

        The Compensation Committee granted one-time recognition and retention awards to Messrs. Schopp, Kilstrom and McNeilly in February 2016. These awards were comprised of restricted stock unit awards (50%) and performance share unit awards (50%). One-third of the restricted stock units have vested and the remaining restricted stock units will vest in equal installments on February 8th of each of 2018 and 2019, so long as the applicable Named Executive Officer remains continuously employed by us from the grant date through the applicable vesting date. The performance share unit awards vest based on the achievement of certain stock price hurdles. A hurdle will be considered achieved when the 10-day volume weighted average stock price equals or exceeds the price hurdle. One-third of the performance share unit awards will vest based upon the achievement of the stock price hurdles of $26.75, $30.00 and $33.25. At December 31, 2016, the $26.75 price hurdle had been achieved, and, accordingly, one-third of the performance share unit awards had vested. These units are also subject to a time vesting component in that if the price hurdles are met, the units will vest annually over three years on the anniversary of the grant date. As of February 8, 2017, 33.33% of the performance share unit awards have vested, and the remaining units will vest in installments of 33.34% and 33.33% on February 8th of each of 2018 and 2019, respectively, so long as the applicable Named Executive Officer remains continuously employed by us from the grant date through the applicable vesting date and the applicable stock price hurdles are achieved.

        Vested restricted stock units (less any restricted stock units withheld to satisfy applicable tax withholding obligations) will be settled through the issuance of common stock within 30 days following the applicable vesting date. While a Named Executive Officer holds unvested restricted stock units, he is entitled to receive distribution equivalent right credits (the "AR DERs") equal to cash distributions paid in respect of a share of our common stock. The AR DERs will be paid in cash within 30 days following the vesting of the associated restricted stock units (and will be forfeited at the same time the associated restricted stock units are forfeited). The potential acceleration and forfeiture events related to these restricted stock units are described in greater detail under the heading "Potential Payments Upon Termination or Change in Control" below.

Phantom Unit Awards

        On November 12, 2014 and April 15, 2016, the board of directors of the general partner of the Partnership (the "GP Board") granted phantom units under the Midstream LTIP to each of our Named Executive Officers in connection with the Company's annual compensation program and in recognition of each Named Executive Officer's contribution to the operations of the Partnership. For each of these phantom unit awards, twenty-five percent of the phantom units granted to each of our Named Executive Officers will become vested on each of the first four anniversaries of the grant date so long as the applicable Named Executive Officer remains continuously employed by us from the grant date through the applicable vesting date. All of the phantom units granted to the Named Executive Officers will also become fully vested immediately if such Named Executive Officer's employment terminates due to death or disability or the consummation of a change in control (as defined in the Midstream LTIP). Vested phantom units (less any phantom units withheld to satisfy applicable tax withholding obligations) will be settled through the issuance of common units within 30 days following the applicable vesting date. While a Named Executive Officer holds unvested phantom units, he is entitled to receive distribution equivalent right credits (the "Midstream DERs") equal to cash distributions paid in respect of a common unit of the Partnership. The Midstream DERs will be paid in cash within 30 days following the vesting of the associated phantom units (and will be forfeited at the same time the associated phantom units are forfeited). The potential acceleration and forfeiture events relating to these phantom units are described in greater detail under the heading "Potential Payments Upon Termination or Change in Control" below.

Series B Units in IDR LLC

        The Series B Units in IDR LLC issued to Messrs. Rady and Warren on December 31, 2016 will become vested in equal installments over a three-year period beginning on the first anniversary of the grant date, so long as Messrs. Rady and Warren remain continuously employed by us or one of our affiliates through each vesting date. The potential acceleration and forfeiture events relating to these units are described in greater detail under the heading "Potential Payments Upon Termination or Change of Control" below.

Outstanding Equity Awards at 2016 Fiscal Year-End

        The following table provides information concerning equity awards that have not vested for our Named Executive Officers as of December 31, 2016.

	Option Awards(1)						Stock Awards(9)
Name	Number of Securities Underlying Unexercised Options Unexercisable (#)(2)	Number of Securities Underlying Unexercised Options Exercisable (#)(3)	Option Exercise Price ($)		Option Expiration Date		Number of Units That Have Not Vested (#)(10)	Market Value of Units That Have Not Vested ($)(11)
Paul M. Rady
Class A-2 Units	—	113,670	N/A	(8)	N/A	(8)
Class B-2 Units	—	500,000	N/A	(8)	N/A	(8)
Class B-4 Units(4)	625,000	1,875,000	N/A	(8)	N/A	(8)
Restricted Stock Units	—	—	$—		—		486,030	$11,494,615
Phantom Units	—	—	$—		—		166,621	$5,145,256
Stock Options(5)	75,000	25,000	$50.00		4/15/2025
IDR LLC Units(6)	48,000	—	N/A	(8)	N/A	(8)
Glen C. Warren, Jr.
Class A-2 Units	—	75,780	N/A	(8)	N/A	(8)
Class B-2 Units	—	333,333	N/A	(8)	N/A	(8)
Class B-4 Units(4)	416,667	1,250,000	N/A	(8)	N/A	(8)
Restricted Stock Units	—	—	$—		—		324,072	$7,664,309
Phantom Units	—	—	$—		—		111,081	$3,430,181
Stock Options(5)	50,000	16,667	$50.00		4/15/2025
IDR LLC Units(6)	32,000	—	N/A	(8)	N/A	(8)
Alvyn A. Schopp
Class A-2 Units	—	50,000	N/A	(8)	N/A	(8)
Class B-2 Units	—	125,000	N/A	(8)	N/A	(8)
Class B-4 Units(4)	106,250	318,750	N/A	(8)	N/A	(8)
Restricted Stock Units	—	—	$—		—		544,556	$12,878,749
Phantom Units	—	—	$—		—		40,478	$1,249,961
Stock Options(5)	18,750	6,250	$50.00		4/15/2025
Kevin J. Kilstrom
Class A-2 Units	—	200,000	N/A	(8)	N/A	(8)
Class B-2 Units	—	400,000	N/A	(8)	N/A	(8)
Restricted Stock Units	—	—	$—		—		319,556	$7,557,499
Phantom Units	—	—	$—		—		40,478	$1,249,961
Stock Options(5)	18,750	6,250	$50.00		4/15/2025
Ward D. McNeilly
Class A-2 Units	—	50,000	N/A	(8)	N/A	(8)
Class B-2 Units	—	50,000	N/A	(8)	N/A	(8)
Class B-4 Units(4)	10,000	130,000	N/A	(8)	N/A	(8)
Class B-7 Units	—	50,000	N/A	(8)	N/A	(8)
Class B-13 Units(4)	27,500	82,500	N/A	(8)	N/A	(8)
Restricted Stock Units	—	—	$—		—		301,469	$7,129,742
Phantom Units	—	—	$—		—		40,478	$1,249,961
Stock Options(5)	16,875	5,625	$50.00		4/15/2025
Michael N. Kennedy
Class B-15 Units(4)	7,500	22,500	N/A	(8)	N/A	(8)
Restricted Stock Awards	—	—	$—		—		3,750	$88,688
Restricted Stock Units	—	—	$—		—		185,610	$4,389,680
Phantom Units	—	—	$—		—		37,478	$1,157,321
Stock Options(5)	18,750	6,250	$50.00		4/15/2025
Stock Options(7)	15,000	45,000	$54.15		10/16/2023

(1)
The equity awards that are disclosed in this Outstanding Equity Awards at 2016 Fiscal Year-End table under Option Awards are (i) units in Holdings that are intended to constitute profits interests for federal tax purposes rather than traditional option awards, (ii) stock option awards granted under the AR LTIP and (iii) for Messrs. Rady and Warren,

  Series B Units in IDR LLC that are intended to constitute profits interests for federal tax purposes rather than traditional option awards.

(2)
Awards reflected as "Unexercisable" are Holdings units, Series B Units in IDR LLC and stock option awards that have not yet become vested.

(3)
Awards reflected as "Exercisable" are Holdings units that have become vested, but have not yet been settled.

(4)
The unvested Holdings units reflected in this row will become vested on May 6, 2017 for Messrs. Rady, Warren, Schopp and McNeilly and August 26, 2017 for Mr. Kennedy so long as the applicable Named Executive Officer remains continuously employed by us or one of our affiliates through such date.

(5)
One-third of the unvested stock option awards reflected in this row will become vested and exercisable on each of April 15, 2017, April 15, 2018 and April 15, 2019 so long as the applicable Named Executive Officer remains continuously employed by us or one of our affiliates through each such date.

(6)
One-third of the unvested Series B Units in IDR LLC reflected in this row will become vested and exercisable on each of December 31, 2017, December 31, 2018 and December 31, 2019 so long as the applicable Named Executive Officer remains continuously employed by us or one of our affiliates through each such date.

(7)
The stock option awards reflected in this row were granted on October 16, 2013. The remaining unvested portion of these awards will become vested and exercisable on October 16, 2017 so long as Mr. Kennedy remains continuously employed by us or one of our affiliates through such date.

(8)
These equity awards are not traditional options and, therefore, there is no exercise price or expiration date associated with them.

(9)
The equity awards that are disclosed in this Outstanding Equity Awards at 2016 Fiscal Year-End table under the Stock Awards column consist of the following awards granted under the AR LTIP: (i) restricted stock units, (ii) restricted stock, (iii) performance share units and (iv) performance share units granted as special retention awards to Messrs. Schopp, Kilstrom and McNeilly in February 2016 for which the applicable stock price hurdle has been achieved. This Stock Awards column also includes phantom units granted under the Midstream LTIP.

(10)
Except as otherwise provided in the applicable award agreement, (1) 2016 restricted stock unit awards will vest on April 15 of each of 2017, 2018, 2019 and 2020, (2) 2015 restricted unit awards will vest on April 15 of each of 2017, 2018 and 2019, (3) 2014 restricted unit awards (A) with respect to Messrs. Rady and Warren, will vest on October 22, 2017 or (B) with respect to Messrs. Schopp, Kilstrom, and McNeilly, 50% of the remaining restricted stock units will vest on April 1 of each of 2017, and 2018, (4) phantom units granted in 2016 will vest on April 15 of each of 2017, 2018, 2019 and 2020, (5) 50% of the remaining phantom units granted in 2014 will vest on November 12 of each of 2017, and 2018, (6) performance share unit awards granted in 2016 will vest following the Committee's determination of our relative three-year total shareholder return achievement for the performance period ending April 15, 2019 and (7) the 2016 performance share units granted as special retention awards to Messrs. Schopp, Kilstrom and McNeilly for which the applicable stock price hurdle has been achieved will vest in increments of 33.33%, 33.34% and 33.33% on February 8 of each of 2017, 2018 and 2019, respectively, in each case, so long as the applicable Named Executive Officer remains continuously employed by us from the grant date through the applicable vesting date.

(11)
The amounts reflected in this column represent the market value of (i) common stock underlying the restricted stock unit awards granted to the Named Executive Officers, computed based on the closing price of our common stock on December 31, 2016, which was $23.65 per share, and (ii) common units of the Partnership underlying the phantom unit awards granted to the Named Executive Officers, computed based on the closing price of the Partnership's common units on December 31, 2016, which was $30.88 per unit.

Option Exercises and Stock Vested in Fiscal Year 2016

        The following table provides information concerning equity awards that vested or were exercised by our Named Executive Officers during the 2016 fiscal year.

	Option Awards(1)		Stock Awards(2)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Paul M. Rady
Restricted Stock Units	—	$—	189,932	$5,042,458
Phantom Units	—	$—	48,000	$1,342,080
Glen C. Warren, Jr.
Restricted Stock Units	—	$—	126,672	$3,362,980
Phantom Units	—	$—	32,000	$894,720
Alvyn A. Schopp
Restricted Stock Units	—	$—	39,801	$1,004,644
Phantom Units	—	$—	12,000	$335,520
Kevin J. Kilstrom
Restricted Stock Units	—	$—	39,801	$1,004,644
Phantom Units	—	$—	12,000	$335,520
Ward D. McNeilly
Restricted Stock Units	—	$—	31,211	$789,992
Phantom Units	—	$—	12,000	$335,520
Michael N. Kennedy
Restricted Stock Units	—	$—	60,327	$1,533,906
Restricted Stock Awards	—	$—	3,750	$103,163
Phantom Units	—	$—	10,500	$293,580

(1)
The units in Holdings are intended to constitute profits interests for federal tax purposes rather than traditional option awards and thus do not have any exercise features associated with them. There were no other stock option exercises during the 2016 fiscal year.

(2)
The equity awards that vested during the 2016 fiscal year disclosed under the Stock Awards columns consist of restricted stock units and restricted stock awards granted under the AR LTIP and phantom units granted under the Midstream LTIP.

(3)
The amounts reflected in this column represent the aggregate market value realized by each Named Executive Officer upon vesting of (i) the restricted stock unit awards and restricted stock awards held by such Named Executive Officer, computed based on the closing price of our common stock on the applicable vesting date, and (ii) the phantom unit awards held by such Named Executive Officer, computed based on the closing price of the Partnership's common units on the applicable vesting date.

Pension Benefits

        We do not provide pension benefits to our employees.

Nonqualified Deferred Compensation

        We do not provide nonqualified deferred compensation benefits to our employees.

Payments Upon Termination or Change in Control

Holdings Units

        As described above, we do not maintain individual employment agreements, severance agreements or change in control agreements with our Named Executive Officers; however, the unvested units in Holdings granted to Messrs. Rady, Warren, Schopp, McNeilly and Kennedy could be affected by the termination of their employment or the occurrence of certain corporate events. The impact of such a termination or corporate event upon the units is governed by the terms of both the restricted unit agreements issued to them in connection with the grant of their unit awards, as well as the limited liability company agreement of Holdings (the "Holdings LLC Agreement").

        The Holdings LLC Agreement provides that upon the termination of a Named Executive Officer's employment with us by reason of death or "disability" (as defined below) or upon the occurrence of an "exit event" (as defined below) while the Named Executive Officer is employed by us, any unvested portion of the Holdings units granted to the Named Executive Officer will become vested; our termination of the Named Executive Officer's employment with or without "cause," as well as the officer's voluntary termination of employment, generally results in the forfeiture of all unvested Holdings units. In addition, a termination for "cause" results in a forfeiture of all vested units. Any unvested portion of the Holdings units granted to a Named Executive Officer may also become immediately vested under such circumstances and at such times as the board of directors of Holdings determines to be appropriate in its discretion. The Holdings LLC Agreement also provides that upon the voluntary resignation of a Named Executive Officer or the occurrence of an exit event, any portion of the Holdings units granted to the officer that have vested as of the time of the applicable event are subject to repurchase, at Holdings' option, at a purchase price equal to the "fair market value" of such units, as determined by the unanimous resolution of the board of directors of Holdings. Such amount may be paid by Holdings in cash or by promissory note. In addition, in lieu of electing to repurchase all or any portion of a Named Executive Officer's vested units in Holdings, the board of directors of Holdings has the right to modify such units so that the aggregate amount that may potentially be distributed with respect to such units is "capped" at the lesser of (a) the aggregate amount that the Named Executive Officer is entitled to receive with respect to such units under the Holdings LLC Agreement or (b) an amount equal to the sum of (x) the fair market value of such units as of the date the Named Executive Officer's employment terminates (the "Termination Value") and (y) an accretion amount with respect to the Termination Value calculated based upon a rate equal to 5% per annum, compounding annually in arrears as of the Termination Date.

        Under the Holdings LLC Agreement, a Named Executive Officer will be considered to have incurred a "disability" if the officer becomes incapacitated by accident, sickness or other circumstance that renders the officer mentally or physically incapable of performing the officer's duties with us on a full time basis for a period of at least 120 days during any 12 month period. A termination for "cause" will occur following an employee's (1) gross negligence or willful misconduct, (2) conviction of a felony or a crime involving theft, fraud or moral turpitude, (3) refusal to perform material duties or responsibilities, (4) willful and material breach of a corporate policy or code of conduct or (5) willful engagement in conduct that damages the integrity, reputation or financial success of the Company or any of its affiliates. Further, an "exit event" generally includes the sale of our Company, in one transaction or a series of related transactions, whether structured as (a) a sale or other transfer of all or substantially all of our units (including by way of merger, consolidation, share exchange, or similar transaction), (b) a sale or other transfer of all or substantially all of our assets promptly followed by a dissolution and liquidation of our Company or (c) a combination of the transactions described in clauses (a) and (b).

Restricted Stock Units, Phantom Units and Stock Options

        As noted above, any unvested restricted stock units, unvested phantom units or unvested stock options granted to our Named Executive Officers will become immediately fully vested (and, in the case of stock options, fully exercisable) if the applicable Named Executive Officer's employment with us terminates due to his death or "disability." For purposes of these awards, a Named Executive Officer will be considered to have incurred a "disability" if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

        Effective October 24, 2016, the Board and GP Board approved amendments to certain outstanding awards granted pursuant to the AR LTIP and the Midstream LTIP (the "Amendments") in order to address the treatment of vesting upon change in control. Prior to these amendments, the treatment of awards was left to the discretion of the Compensation Committee. The Compensation Committee believes that providing clarity regarding the treatment of such awards allows the executives to focus on maximizing the value to shareholders in the event of a corporate transaction (as defined in the AR LTIP or the Midstream LTIP, as applicable). Given that our Named Executive Officers are generally founders of the Company, the Compensation Committee determined that it was appropriate to provide single-trigger vesting for these awards. In addition, given the highly competitive nature of our business in a volatile energy industry environment, the Compensation Committee concluded that providing financial protections in the event of a transaction is a critical retentive element to attract and retain top executive talent. The Amendments allow our Named Executive Officers to focus on the Company's performance and maximizing value for our stockholders. The Amendments provide for 100% vesting of the service-based vesting conditions with regard to outstanding awards held by our Named Executive Officers upon a change in control, provided that the Named Executive Officer remains continuously employed through the date such change in control occurs.

        As used in the amendment related to the AR LTIP awards, "change in control" generally means, the occurrence of any of the following events:

  •
  A person or group of persons acquires beneficial ownership of 50% or more of either (a) the outstanding shares of our common stock or (b) the combined voting power of our voting securities entitled to vote in the election of directors; provided, however, that (i) any acquisition directly from us, (ii) any acquisition by us or any of our affiliates or (iii) any acquisition by any employee benefit plan sponsored or maintained by us shall not constitute a change in control;

  •
  The incumbent members of the Board cease for any reason to constitute at least a majority of the Board;

  •
  The consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of our assets or an acquisition of assets of another entity (a "Business Combination"), in each case, unless, following such Business Combination, (A) our outstanding common stock immediately prior to such Business Combination represents more than 50% of the outstanding common equity interests and the outstanding voting securities entitled to vote in the election of directors of the surviving entity, (B) no person or group of persons beneficially owns 20% or more of the common equity interests of the surviving entity or the combined voting power of the voting securities entitled to vote generally in the election of directors of such surviving entity, and (C) at least a majority of the members of the board of directors of the surviving entity were members of the incumbent board at the time of the execution of the initial agreement or corporate action providing for such Business Combination; or

  •
  Approval by our stockholders of a complete liquidation or dissolution of the Company.

        As used in the amendment related to the Midstream LTIP awards, "change in control" means the occurrence of any of the following events:

  •
  A person or group of persons, other than certain affiliates of the Partnership, becomes the beneficial owner, by way of merger, acquisition, consolidation, recapitalization, reorganization, or otherwise, of 50% or more of the voting power of the equity interests in the general partner of the Partnership;

  •
  The sale or disposition by either the Partnership or the general partner of the Partnership of all or substantially all of its assets to any person or group of persons;

  •
  The general partner of the Partnership's approval of a complete liquidation or dissolution of the Partnership;

  •
  A transaction resulting in a person or group of persons becoming the general partner of the Partnership; or

  •
  A "Change in Control" as defined in the AR LTIP.

Series B Units in IDR LLC

        The Series B Units in IDR LLC held by Messrs. Rady and Warren will vest upon the consummation of a change of control transaction (as defined in the IDR LLC Agreement) or upon an involuntary termination without cause or due to death or disability. As discussed above, the Series B Units in IDR LLC issued to Messrs. Rady and Warren on December 31, 2016 are intended to constitute "profits interests" for federal tax purposes and are not traditional options.

        As used in the IDR LLC Agreement and the award agreements pursuant to which the Series B Units in IDR LLC were granted, "change of control transaction" means the occurrence of any of the following events:

  •
  Any consolidation, conversion, merger or other business combination involving IDR Holdings or Antero Resources Midstream Management LLC, the sole member of the general partner of the Partnership ("ARMM"), in which a majority of the outstanding Series A Units of IDR LLC or a majority of the outstanding common shares that ARMM or its successor in interest issues to the public in connection with its proposed initial public offering (the "ARMM common shares") are exchanged for or converted into cash, securities of a corporation or other business organization or other property;

  •
  A sale or other disposition of all or a material portion of the assets of IDR LLC;

  •
  A sale or other disposition of all or substantially all of the assets of ARMM followed by a liquidation of ARMM or a distribution to the members of ARMM of all or substantially all of the net proceeds of such disposition after payment of liabilities and other obligations of ARMM;

  •
  The sale by all the members of IDR LLC of all or substantially all of the outstanding IDR LLC membership interests in a single transaction or series of related transactions; or

  •
  The sale of all of the outstanding ARMM common shares in a single transaction or series of related transactions.

        Each of Messrs. Rady and Warren have the right, upon delivery of written notice to IDR LLC, to require IDR LLC to redeem all or a portion of their vested Series B Units for a number of newly issued ARMM common shares, equal to the quotient determined by dividing (a) the product of (i) the Per Vested B Unit Entitlement (as defined below) and (ii) the number of vested Series B Units being redeemed by (b) the volume weighted average price of an ARMM common share for the 20 trading days ending on and including the trading day prior to the date of such notice (which we refer to as the

"AMGP VWAP Price"); however, in no event will the aggregate number of ARMM common shares issued by ARMM pursuant to such redemptions exceed 6% of the aggregate number of issued and outstanding ARMM common shares. The "Per Vested B Unit Entitlement" will be calculated in accordance with the IDR LLC Agreement from time to time and will equal, as of a date of determination, the quotient obtained by dividing (a) the product of (i) the fair market value of IDR LLC (which for this purpose is based on the equity value of ARMM and which shall be calculated on any date of determination by multiplying the AMGP VWAP Price and the number of then-outstanding ARMM common shares) as of such date minus $2.0 billion and (ii) the product of (A) 6%, (B) the percentage of authorized Series B Units that are outstanding and (C) the percentage of outstanding Series B Units that have vested by (b) the total number of vested Series B Units outstanding at such time.

        In addition, upon the earliest to occur of (a) December 31, 2026, (b) a change of control transaction of ARMM or of IDR LLC or (c) a liquidation of IDR LLC, ARMM may redeem each outstanding Series B Unit in exchange for ARMM common shares in accordance with the ratio described above, subject to certain limitations.

        The above mechanisms are subject to customary conversion rate adjustments for equity splits, equity dividends and reclassifications.

Potential Payments Upon Termination or Change in Control Table for Fiscal 2016

        Because the right to repurchase vested Holdings units is optional rather than mandatory, none of our Named Executive Officers would have had a right to receive any amounts in respect of their Holdings units on or after a termination of their employment or the occurrence of an exit event as of December 31, 2016. However, if Messrs. Rady, Warren, Schopp, McNeilly and Kennedy's employment with us would have terminated due to the Named Executive Officers' death or disability or if an exit event occurred, the unvested portion of his Holdings units would have become vested. The Holdings units effectively represent an indirect interest in certain shares of our common stock.

        Similarly, if any of our Named Executive Officers' employment with us would have terminated due to the Named Executive Officers' death or disability, the unvested portion of his restricted stock units, phantom units and stock options, as applicable, would have become vested. The restricted stock units (and, if exercised, the stock options) represent a direct interest in shares of our common stock, and the closing price of our common stock on December 31, 2016 was $23.65 per share. The phantom units represent a direct interest in the Partnership's common units, and the closing price of the Partnership's common units on December 31, 2016 was $30.88 per unit.

        The amounts that each of our Named Executive Officers would receive in connection with the accelerated vesting of their equity awards (other than stock options) upon a termination due to their death or disability (assuming such termination occurred on December 31, 2016) are reflected in the last column of the Outstanding Equity Awards at 2016 Fiscal Year-End table above. Because the exercise price of stock options held by our Named Executive Officers exceeded the fair market value of the Company's common stock on December 31, 2016, no value would have been received by our Named Executive Officers with respect to their stock options in connection with the accelerated vesting of these awards.

Quantification of Benefits

        The following table summarizes the compensation and other benefits that would have become payable to each Named Executive Officer assuming that a change in control of the Company and the Partnership occurred on December 31, 2016.

	Potential Payments upon a Change in Control of the Company as of December 31, 2016
Name	Restricted Stock Awards ($)		Restricted Stock Units ($)	Phantom Units ($)	Stock Options ($)(1)	Units in Holdings ($)	Series B Units in IDR LLC ($)			Total ($)
Paul M. Rady	$	N/A	$11,494,615	$5,145,256	$—	$—		$—	(2)	$16,639,871
Glen C. Warren, Jr.	$	N/A	$7,664,309	$3,430,181	$—	$—		$—	(2)	$11,094,490
Alvyn A. Schopp	$	N/A	$12,878,749	$1,249,961	$—	$—	$	N/A		$14,128,710
Kevin J. Kilstrom	$	N/A	$7,557,499	$1,249,961	$—	$—	$	N/A		$8,807,460
Ward D. McNeilly	$	N/A	$7,129,742	$1,249,961	$—	$—	$	N/A		$8,379,703
Michael N. Kennedy		$88,688	$4,389,680	$1,157,321	$—	$—	$	N/A		$5,635,689

(1)
Because the exercise price of stock options held by our Named Executive Officers exceeded the fair market value of the Company's common stock on December 31, 2016, no value would have been received by our Named Executive Officers with respect to their stock options in connection with the accelerated vesting of these awards.

(2)
As discussed above, the Series B Units in IDR LLC held by Messrs. Rady and Warren will vest upon the consummation of a change of control transaction or upon an involuntary termination of Messrs. Rady or Warren without cause or due to death or disability. The Series B Units in IDR LLC are not traditional options. While there is no traditional exercise price associated with the Series B Units in IDR LLC, these awards were out of the money on December 31, 2016, and, therefore, there is no "spread" value associated with these awards. The redemption right described above only applies upon a change of control transaction applicable to the general partner of the Partnership (not a change of control of the Company or the Partnership), and, therefore, the redemption value is not disclosed in this table.

Compensation of Directors

General

        Our non-employee directors are entitled to receive compensation for services they provide to us consisting of retainers, fees and equity compensation as described below. The Compensation Committee reviews and approves non-employee director compensation on a periodic basis.

        Our employee directors, Messrs. Rady and Warren, do not receive additional compensation for their services as directors. All compensation that Messrs. Rady and Warren received for their services to us during 2016 as employees has been disclosed in the Summary Compensation Table above.

        Messrs. Kagan, Keenan and Levy have agreed or are otherwise obligated to transfer all or a portion of the compensation they receive for their service as directors to the sponsor with which they are affiliated.

Retainer and Fees; Equity-Based Compensation

        Each non-employee director receives the following compensation for the 2016 fiscal year:

  •
  an annual retainer fee of $70,000 per year, plus an additional $5,000 for the lead director of the Board in the event he is not a committee chairperson;

  •
  an additional retainer of $7,500 per year for each member of the Audit Committee, plus an additional $12,500 per year for its chairperson;

  •
  an additional retainer of $5,000 per year for each member of the Compensation Committee, plus an additional $10,000 per year for its chairperson;

  •
  an additional retainer of $5,000 per year for each member of the Nominating & Governance Committee, plus an additional $5,000 per year for its chairperson; and

  •
  an additional retainer of $5,000 per year for each member of the Conflicts Committee, plus an additional $5,000 per year for its chairperson.

        All retainers are paid in cash on a quarterly basis in arrears, but directors have the option to elect, on an annual basis, to receive all or a portion of their retainers in the form of shares of our common stock. Directors do not receive any meeting fees, but each director is reimbursed for: (1) travel and miscellaneous expenses to attend meetings and activities of the Board or its committees and (2) travel and miscellaneous expenses related to his or her participation in general education and orientation programs for directors.

        In addition to cash compensation, our non-employee directors receive annual equity-based compensation consisting of restricted stock with an aggregate grant date value equal to $180,000 subject to the terms and conditions of the AR LTIP and the award agreements pursuant to which such awards are granted. As discussed above under "Compensation Discussion and Analysis—Other Matters—Stock Ownership Guidelines and Prohibited Transactions," by the later of October 7, 2018 or within five years of being appointed to the Board, each of our non-employee directors other than Messrs. Kagan, Keenan and Levy are required to hold shares of our common stock with a fair market value equal to at least five times the amount of the annual cash retainer paid to our non-employee directors.

        The following table provides information concerning the compensation of our non-employee directors for the fiscal year ended December 31, 2016.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Peter R. Kagan(3)	$80,000	$180,000	$260,000
W. Howard Keenan, Jr.	$75,000	$180,000	$255,000
Richard W. Connor	$95,000	$180,000	$275,000
Robert J. Clark(3)	$92,500	$180,000	$272,500
Benjamin A. Hardesty(3)	$92,500	$180,000	$272,500
James R. Levy(3)	$75,000	$180,000	$255,000

(1)
Includes annual cash retainer fee, committee fees and committee chair fees for each non-employee director during fiscal 2016, as more fully explained above.

(2)
Effective December 15, 2015 the Company adopted a non-employee director compensation policy that calls for quarterly grants of fully vested stock. Amounts in this column reflect the aggregate grant date fair value of restricted stock granted under the AR LTIP in fiscal year 2016, computed in accordance with FASB ASC Topic 718. See Note 9 to our consolidated financial statements on Form 10-K for the year ended December 31, 2016 for additional detail regarding assumptions underlying the value of these equity awards. The grant date fair value for restricted stock awards is based on the closing price of our common stock on the grant date.

(3)
Messrs. Kagan, Clark, Hardesty and Levy elected to receive all of their retainer fees for the 2016 fiscal year in the form of shares of our common stock.

        Effective December 15, 2016 the Company adopted a non-employee director compensation policy that maintains the annual base retainer of $70,000 per year and calls for quarterly grants of fully vested stock with an aggregate value equal to $200,000 per year.

Equity Compensation Plan Information

        The following table sets forth information about our common stock that may be issued under all existing equity compensation plans of the Company as of December 31, 2016.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
Antero Resources Corporation Long-Term Incentive Plan	6,822,927	(1)	$50.46	(3)	8,449,452
Antero Midstream Partners LP Long Term Incentive Plan	1,331,961	(2)	N/A(4)		7,937,930
Equity compensation plans not approved by security holders	—		—		—

Total	8,154,888				16,387,382

(1)
The Antero Resources Corporation Long-Term Incentive Plan (the "AR LTIP") was approved by our sole stockholder prior to our IPO and by our shareholders at the 2014 annual meeting of stockholders.

(2)
The Antero Midstream Partners LP Long Term Incentive Plan (the "Midstream LTIP") was approved by the Company and the general partner of the Partnership prior to its IPO.

(3)
The calculation of the weighted-average exercise price of outstanding options, warrants and rights excludes restricted stock unit awards granted under the AR LTIP.

(4)
Only phantom unit awards and restricted unit awards have been granted under the Midstream LTIP, and there is no weighted average exercise price associated with these awards

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership

        The following table sets forth information with respect to the beneficial ownership of our common stock as of April 24, 2017:

  •
  each of our named executive officers;

  •
  each of our directors and nominees;

  •
  all of our directors and executive officers as a group; and

  •
  each person known to us to be the beneficial owner of more than 5% of our outstanding common stock.

        Except as otherwise noted, the person or entities listed below have sole voting and investment power with respect to all shares of our common stock beneficially owned by them, except to the extent this power may be shared with a spouse. All information with respect to beneficial ownership has been furnished by the respective directors, officers or 5% or more stockholders, as the case may be. Unless otherwise noted, the mailing address of each person or entity named in the table is 1615 Wynkoop Street, Denver, Colorado, 80202.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares	Percentage of Class
Warburg Pincus Funds(1)(2)	56,712,287	18.0%
SailingStone Capital Partners LLC(3)	24,868,206	7.9%
The Vanguard Group, Inc.(4)(5)	15,889,992	5.0%
Peter R. Kagan(1)(6)(7)	56,991,420	18.1%
W. Howard Keenan, Jr.(6)(8)	135,367	*
Richard W. Connor(6)(9)	21,309	*
Robert J. Clark(6)	27,076	*
Benjamin A. Hardesty(6)	27,873	*
James R. Levy(1)(6)(10)	56,781,590	18.0%
Paul M. Rady(11)(12)	16,004,886	5.1%
Glen C. Warren, Jr.(13)(14)(15)	10,323,516	3.3%
Alvyn A. Schopp(16)	1,154,456	*
Kevin J. Kilstrom(17)	346,937	*
Ward D. McNeilly(18)	304,151	*
Michael N. Kennedy(19)	276,311	*
Directors and officers as a group (12 persons)(20)	28,970,318	9.2%

*
Less than one percent.

(1)
Based upon its Schedule 13G/A filed on February 13, 2017 with the SEC, the Warburg Pincus Funds (as defined in footnote 2) have a mailing address of c/o Warburg Pincus LLC, 450 Lexington Avenue, New York, New York 10017.

(2)
Based upon its Schedule 13G/A filed on February 13, 2017 with the SEC, the Warburg Pincus Funds are Warburg Pincus Private Equity VIII, L.P., a Delaware limited partnership ("WP VIII", and together with its two affiliated partnerships, Warburg Pincus Netherlands Private Equity VIII C.V. I, a company formed under the laws of the Netherlands ("WP VIII CV I"), and WP-WPVIII Investors, L.P., a Delaware limited partnership ("WP-WPVIII Investors"), collectively, the "WP VIII Funds"), Warburg Pincus Private Equity X, L.P., a Delaware limited partnership

  ("WP X"), Warburg Pincus X Partners, L.P., a Delaware limited partnership ("WP X Partners", and together with WP X, the "WP X Funds"), and Warburg Pincus Private Equity X O&G, L.P., a Delaware limited partnership ("WP X O&G"). WP-WPVIII Investors GP L.P., a Delaware limited partnership ("WP-WPVIII GP"), is the general partner of WP-WPVIII Investors. Warburg Pincus X, L.P., a Delaware limited partnership ("WP X GP"), is the general partner of each of the WP X Funds and WP X O&G. Warburg Pincus X GP L.P., a Delaware limited partnership ("WP X GP LP"), is the general partner of WP X GP. WPP GP LLC, a Delaware limited liability company ("WPP GP"), is the general partner of WP-WPVIII GP and WP X GP LP. Warburg Pincus Partners, L.P., a Delaware limited partnership ("WP Partners"), is (i) the managing member of WPP GP, and (ii) the general partner of WP VIII and WP VIII CV I. Warburg Pincus Partners GP LLC, a Delaware limited liability company ("WP Partners GP"), is the general partner of WP Partners. Warburg Pincus & Co., a New York general partnership ("WP"), is the managing member of WP Partners GP. Warburg Pincus LLC, a New York limited liability company ("WP LLC"), is the manager of each of the WP VIII Funds, the WP X Funds, and WP X O&G. Each of the WP VIII Funds, the WP X Funds, WP X O&G, WP-WPVIII GP, WP X GP, WP X GP LP, WPP GP, WP Partners, WP Partners GP, WP and WP LLC are collectively referred to herein as the "Warburg Pincus Entities." Each Warburg Pincus Entity disclaims beneficial ownership with respect to any shares of common stock of the Company, except to the extent of its pecuniary interest therein. In addition, two of our directors, Peter R. Kagan and James R. Levy, also serve as partners of WP and as Managing Directors and Members of WP LLC. Messrs. Kagan and Levy disclaim beneficial ownership of all shares of common stock of the Company attributable to the Warburg Pincus Entities except to the extent of his pecuniary interest therein.

(3)
Based upon its Schedule 13G/A filed on February 10, 2017 with the SEC, SailingStone Capital Partners LLC has a mailing address of One California Street, 30th Floor, San Francisco, California 94111.

(4)
Based upon its Schedule 13G/A filed on February 9, 2017 with the SEC, The Vanguard Group, Inc. has a mailing address of 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(5)
Based upon its Schedule 13G/A filed on February 9, 2017 with the SEC, Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 85,647 shares or 0.02% of the outstanding common stock of the Company as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 130,907 shares or 0.04% of the outstanding common stock of the Company as a result of its serving as investment manager of Australian investment offerings.

(6)
Includes options to purchase 1,477 shares of common stock that expire ten years from the date of grant, or October 10, 2023, and options to purchase 1,526 shares of common stock that expire ten years from the date of grant, or October 16, 2024.

(7)
Includes 56,712,287 shares of common stock held by the Warburg Pincus Entities (as defined in footnote 2). Mr. Kagan disclaims beneficial ownership of all shares of common stock of the Company attributable to the Warburg Pincus Entities except to the extent of his pecuniary interest therein.

(8)
Has a mailing address of 410 Park Avenue, 19th Floor, New York, New York 10022.

(9)
Mr. Connor indirectly owns 40 shares of common stock purchased by a family member, and these shares are included because of his relation to the purchaser. Mr. Connor disclaims beneficial ownership of all shares reported except to the extent of his pecuniary interest therein.

(10)
Includes 56,712,287 shares of common stock held by the Warburg Pincus Entities (as defined in footnote 2). Mr. Levy disclaims beneficial ownership of all shares of common stock of the

  Company attributable to the Warburg Pincus Entities except to the extent of his pecuniary interest therein.

(11)
Includes 2,820,806 shares of common stock held by Salisbury Investment Holdings LLC ("Salisbury") and 2,461,712 shares of common stock held by Mockingbird Investments LLC ("Mockingbird"). Mr. Rady owns a 95% limited liability company interest in Salisbury and his spouse owns the remaining 5%. Mr. Rady owns a 3.68% limited liability company interest in Mockingbird, and a trust under his control owns the remaining 96.32%. Mr. Rady disclaims beneficial ownership of all shares held by Salisbury and Mockingbird except to the extent of his pecuniary interest therein.

(12)
Includes 369,536 shares of common stock that remain subject to vesting and options to purchase 50,000 shares of common stock that expire ten years from the date of grant, or April 15, 2025.

(13)
Mr. Warren indirectly owns 7 shares of common stock purchased by a family member, and these shares are included because of his relation to the purchaser. Mr. Warren disclaims beneficial ownership of all shares reported except to the extent of his pecuniary interest therein.

(14)
Includes 3,847,251 shares of common stock held by Canton Investment Holdings LLC ("Canton"). Mr. Warren is the sole member of Canton. Mr. Warren disclaims beneficial ownership of all shares held by Canton except to the extent of his pecuniary interest therein.

(15)
Includes 246,409 shares of common stock that remain subject to vesting and options to purchase 33,332 shares of common stock that expire ten years from the date of grant, or April 15, 2025.

(16)
Includes 217,839 shares of common stock that remain subject to vesting and options to purchase 12,500 shares of common stock that expire ten years from the date of grant, or April 15, 2025.

(17)
Includes 142,839 shares of common stock that remain subject to vesting and options to purchase 12,500 shares of common stock that expire ten years from the date of grant, or April 15, 2025.

(18)
Includes 133,342 shares of common stock that remain subject to vesting and options to purchase 11,250 shares of common stock that expire ten years from the date of grant, or April 15, 2025.

(19)
Includes 140,833 shares of common stock that remain subject to vesting, options to purchase 60,000 shares of common stock that expire ten years from the date of grant, or October 10, 2023, and options to purchase 12,500 shares of common stock that expire ten years from the date of grant, or April 15, 2025.

(20)
Excludes 56,712,287 shares of common stock held by the Warburg Pincus Entities (as defined in footnote 2), over which Messrs. Kagan and Levy may be deemed to have indirect beneficial ownership.

 SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 ("Exchange Act") and related rules of the SEC require our directors and Section 16 officers, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports that they file. We assist our directors and executive officers in making their Section 16(a) filings pursuant to powers of attorney granted by our insiders on the basis of information obtained from them and our records.

        Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during 2016, including those reports that we have filed on behalf of our directors and Section 16 officers pursuant to powers of attorney, no director, Section 16 officer, beneficial owner of more than 10% of the outstanding common stock of the company, or any other person subject to Section 16 of the Exchange Act, failed to file on a timely basis during 2016, except that (i) one transaction by Glen C. Warren, Jr., President, Chief Financial Officer, Secretary and Director, was misdirected to the incorrect issuer on the EDGAR system due to a clerical error and was not timely reported on Form 4 and (ii) one transaction by W. Howard Keenan, Jr., Director, related to a pro rata distribution of shares on May 7, 2015, was not timely reported on Form 4.

RELATED PERSON TRANSACTIONS

General

        The Board has determined that the Audit Committee will periodically review all related person transactions that the rules of the SEC require be disclosed in the Company's proxy statement, and make a determination regarding the initial authorization or ratification of any such transaction.

        The Audit Committee is charged with reviewing the material facts of all related person transactions and either approving or disapproving of the Company's participation in such transactions under the Company's Related Persons Transaction Policy adopted by the Board ("RPT Policy") on October 7, 2013, which pre-approves certain related person transactions, including:

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  any employment of an executive officer if his or her compensation is required to be reported in the Company's proxy statement under Item 402;

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  director compensation which is required to be reported in the Company's proxy statement under Item 402;

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  any transaction with an entity at which the related person's only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of the entity's equity, if the aggregate amount involved does not exceed $1 million;

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  any charitable contribution, grant or endowment by the Company to a charitable organization, foundation or university at which a related person's only relationship is as an employee (other than an executive officer) or a director is pre-approved or ratified (as applicable) if the aggregate amount involved does not exceed $200,000;

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  any transaction where the related person's interest arises solely from the ownership of the Company's common stock and all holders of the Company's common stock received the same benefit on a pro rata basis (e.g., dividends) is pre-approved or ratified (as applicable);

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  any transaction involving a related person where the rates or charges involved are determined by competitive bids is pre-approved or ratified (as applicable);

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  any transaction with a related person involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority is pre-approved or ratified (as applicable); and

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  any transaction with a related person involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture or similar services is pre-approved or ratified (as applicable).

        The Audit Committee Chairman may approve any related person transaction in which the aggregate amount involved is expected to be less than $120,000. A summary of such approved transactions and each new related person transaction deemed pre-approved under the RPT Policy is provided to the Audit Committee for its review. The Audit Committee has the authority to modify the RPT Policy regarding pre-approved transactions or to impose conditions upon the ability of the Company to participate in any related person transaction.

        There were no related person transactions during 2016 which were required to be reported in "Related Persons Transactions" where the procedures described above did not require review, approval or ratification or where these procedures were not followed.

Registration Rights Agreement

        In connection with the closing of the Company's initial public offering in October 2013, the Company entered into a registration rights agreement (the "Registration Rights Agreement") with the owners of the membership interests of Antero Investment, which includes certain members of the Company's management and its sponsors. Pursuant to the Registration Rights Agreement, the Company agreed to register the sale of shares of its common stock under certain circumstances.

        Demand Registration Rights.    At any time after the closing of the Company's initial public offering, the Company's sponsors and certain other investors (the "Investor Members") have the right to require the Company by written notice to register the sale of a number of their shares of common stock in an underwritten offering. The Company is required to provide notice of the request within 10 days following the receipt of such demand request to all additional holders of its common stock, who may, in certain circumstances, participate in the registration. The Investor Members have the right to cause up to an aggregate of two such demand registrations (and up to four additional demand registrations that constitute "shelf registrations" as such term is defined in the Registration Rights Agreement). In no event shall more than one demand registration occur during any six-month period or within 180 days (with respect to the Company's initial public offering) or 90 days (with respect to any other public offering) after the effective date of a final prospectus that the Company files. Further, the Company is not obligated to effect any demand registration in which the anticipated aggregate offering price included in such offering is less than $50,000,000. Any such demand registration may be for a shelf registration statement. The Company will be required to maintain the effectiveness of any such registration statement until the earlier of 180 days (or two years if a "shelf registration" is requested) after the effective date and the consummation of the distribution by the participating holders.

        Piggy-back Registration Rights.    If, at any time, the Company proposes to register an offering of common stock (subject to certain exceptions) for its own account, then the Company must give at least fifteen days' notice to all holders of registrable securities to allow them to include a specified number of their shares in that registration statement.

        Conditions and Limitations; Expenses.    These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration and the Company's right to delay or withdraw a registration statement under certain circumstances. The Company will generally pay all registration expenses in connection with the Company's obligations under the Registration Rights Agreement, regardless of whether a registration statement is filed or becomes effective. The obligations to register shares under the Registration Rights Agreement will terminate on the earlier of (i) ten years following the closing of the Company's initial public offering and (ii) when no registrable common stock remains outstanding. Registrable common stock means all common stock other than shares (i) sold pursuant to an effective registration statement under the Securities Act, (ii) sold in a transaction exempt from registration under the Securities Act (including transactions pursuant to Rule 144), (iii) that have ceased to be outstanding, (iv) sold in a private transaction in which the transferor's rights under the Registration Rights Agreement are not assigned to the transferee of the stock or (v) that have become eligible for resale pursuant to Rule 144(b) (or any similar rule then in effect under the Securities Act).

Agreements with Antero Midstream Partners LP

        Antero Midstream Partners LP (the "Partnership") is a growth-oriented limited partnership formed by us to own, operate and develop midstream assets to service our natural gas and oil and condensate production.

        Registration Rights Agreement.    In connection with the closing of the Partnership's initial public offering, we entered into a registration rights agreement with the Partnership. Pursuant to the registration rights agreement, the Partnership may be required to register the sale of our (i) common units issued (or issuable) to it in connection with the Partnership's initial public offering and (ii) common units issuable upon conversion of subordinated units pursuant to the terms of the Partnership's partnership agreement in certain circumstances.

        Gathering and Compression.    Pursuant to a 20-year gas gathering and compression agreement with the Partnership, we agreed to dedicate all of our current and future acreage in West Virginia, Ohio and Pennsylvania to the Partnership (other than existing third-party commitments), so long as such production is not otherwise subject to a pre-existing dedication to third-party gathering or compression systems. Our production subject to a pre-existing dedication will be dedicated to the Partnership at the expiration of such pre-existing dedication. In addition, if we acquire any gathering facilities, we are required to offer such gathering facilities to the Partnership at our cost. The Partnership also has an option to gather and compress natural gas produced by us on any acreage it acquires in the future outside of West Virginia, Ohio and Pennsylvania on the same terms and conditions. In the event that the Partnership does not exercise this option, we will be entitled to obtain gathering and compression services and dedicate production from limited areas under third-party agreements with third parties. In return for our acreage dedication, the Partnership agreed to gather, compress, dehydrate and redeliver all of our dedicated natural gas on a firm commitment, first-priority basis.

        Processing.    On November 10, 2014, we entered into a right of first offer agreement with the Partnership for gas processing services, pursuant to which we agreed, subject to certain exceptions, not to procure any gas processing or NGLs fractionation services with respect to our production (other than production subject to a pre-existing dedication) without first offering the Partnership the right to provide such services. On February 6, 2017, we amended and restated the right of first offer agreement with the Partnership to, among other things, amend the list of dedications in the agreement to release to the recently formed joint venture between the Partnership and MarkWest Energy Partners, L.P., a wholly owned subsidiary of MPLX, LP, its right to provide certain processing and fractionation services on 195,000 gross acres held by us in Ritchie, Tyler and Wetzel Counties in West Virginia.

        Water Services Agreement.    In connection with the closing of the sale of Antero Water LLC ("Antero Water") to the Partnership, on September 23, 2015 (the "Water Transaction"), we entered into a water services agreement with Antero Water, which Antero Water has subsequently assigned in part to Antero Treatment LLC ("Antero Treatment"), whereby Antero Water has agreed to provide certain water handling services and Antero Treatment has agreed to provide certain water treatment services to us within an area of dedication in defined service areas in Ohio and West Virginia, and we have agreed to pay monthly fees to Antero Water and Antero Treatment, as applicable, for all water handling and treatment services they provide in accordance with the terms of the water services agreement. The initial term of the water services agreement is twenty years from the date thereof and from year to year thereafter.

        Secondment Agreement.    In connection with the closing of the Water Transaction, we entered into a secondment agreement with the Partnership, ARMM, Antero Midstream LLC, a wholly-owned subsidiary of the Partnership, Antero Water and Antero Treatment, whereby we agreed to provide seconded employees to perform certain operational services with respect to the Partnership's gathering and compression, processing and NGLs fractionation facilities and water assets, and the Partnership agreed to reimburse us for expenditures incurred by us in the performance of those operational services. The initial term of the secondment agreement is twenty years from November 10, 2014, and from year to year thereafter.

        Amended and Restated Services Agreement.    In connection with the closing of the Partnership's initial public offering, we entered into a services agreement with the Partnership, pursuant to which we agreed to provide customary operational and management services for the Partnership in exchange for reimbursement of any direct expenses and an allocation of any indirect expenses attributable to the provision of such services by us. In connection with the closing of the Water Transaction, the services agreement was amended and restated to remove provisions relating to operational services in support of the Partnership's gathering and compression, processing and NGLs fractionation business (which are now covered by the secondment agreement) and provide that we will perform certain administrative services for the Partnership and its subsidiaries, and the Partnership will reimburse us for expenditures incurred by us in the performance of those administrative services.

        License.    Pursuant to a license agreement with the Partnership, the Partnership has the right to use certain Antero-related names and trademarks in connection with the operation of its midstream business.

        Dedication Release.    On September 28, 2016, the Board of Directors of ARMM, in consultation with its Conflicts Committee, agreed to release approximately 13,800 net acres located in Washington, Greene, West Moreland and Fayette Counties in Pennsylvania from our dedication for gathering and compression services to the Partnership under the gathering and compression agreement and from the right of first offer granted by us to the Partnership under the right of first offer agreement in exchange for $10 million. We subsequently sold such acreage to a third party on December 16, 2016.

Firm Transportation Agreement

        The Company is a party to two firm transportation agreements which it entered into with a private midstream company. Mr. Keenan serves on the Company's Board and served on the board of the private midstream company during 2016. The Company paid approximately $78 million related to its obligations under the agreement during 2016.

 ADDITIONAL INFORMATION

Stockholder Proposals; Director Nominations

        Any stockholder desiring to present a stockholder proposal at the Company's 2018 Annual Meeting of Stockholders and to have the proposal included in the Company's related proxy statement pursuant to Rule 14a-8 must send the proposal to the Company at 1615 Wynkoop Street, Denver, Colorado, 80202, so that it is received no later than January 12, 2018. All such proposals should be in compliance with SEC rules and regulations. The Company will only include in its proxy materials those stockholder proposals that it receives before the deadline and that are proper for stockholder action.

        In addition, in accordance with the Company's bylaws, any stockholder entitled to vote at the Company's 2018 Annual Meeting of Stockholders may propose business (other than proposals to be included in the Company's proxy materials as discussed in the preceding paragraph) to be included on the agenda of, and properly presented for action at, the 2018 Annual Meeting of Stockholders only if written notice of such stockholder's intent is given in accordance with the requirements of the Company's bylaws and SEC rules and regulations. Such proposal must be submitted in writing at the address shown above, so that it is received between February 21, 2018 and March 23, 2018.

        The Company's Nominating & Governance Committee will consider all director candidates recommended by any stockholder on the same basis as candidates recommended by the Board and other sources.

Proxy Materials, Annual Report and Other Information

        IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 21, 2017:

        THE NOTICE OF AVAILABILITY WILL BE SENT TO STOCKHOLDERS ON OR ABOUT MAY 12, 2017. A COPY OF THE PROXY STATEMENT, THE FORM OF PROXY, THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2016 AND THE 2016 ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE FREE OF CHARGE AT www.anteroresources.com.

Use any touch-tone telephone to transmit your voting instructions up until 11:59 1234567 123,456,789,012.12345 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 0 0 0 1. Class I Nominees Nominees 01 Paul M. Rady 02 Glen C. Warren, Jr. 03 James R. Levy The Board of Directors recommends you vote FOR proposals 2 and 3. 2. To ratify the appointment of KPMG LLP as Antero Resources Corporation's independent registered public accounting firm for the year ending December 31, 2017. 3. To approve, on an advisory basis, the compensation of the Company's named executive officers. For 0 0 Against 0 0 Abstain 0 0 NOTE: Such other business as may properly come before the meeting or any adjournment thereof. John Sample attorney, executor, administrator, or other fiduciary, please give full ANY CITY, ON A1A 1A1 partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 02 0000000000 1 OF 1 1 2 0000336338_1 R1.0.1.15 Please sign exactly as your name(s) appear(s) hereon. When signing as title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 1234 ANYWHERE STREET SHARES CUSIP # JOB #SEQUENCE # VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. John Sample 234567 234567 1234567 NAME THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPA N Y NAME INC. - 401 K CONTROL #  SHARES123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 x PAGE1 OF 2 ANTERO RESOURCES CORPORATION 1615 WYNKOOP STREET DENVER, CO 80202 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 8 8 8 1 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 234567 234567 234567

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement & Annual Report are available at www.proxyvote.com ANTERO RESOURCES CORPORATION Annual Meeting of Stockholders June 21, 2017 9:00 AM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoints Glen C. Warren, Jr. and Alvyn A. Schopp, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ANTERO RESOURCES CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, MDT on June 21, 2017, at 1615 Wynkoop Street, Denver, CO 80202 and any adjournment or postponement thereof. Each of the appointed proxies is hereby authorized to vote in his discretion upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side 0000336338_2 R1.0.1.15